Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospecus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                   Form SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------
                           BOTTOMLINE HOME LOAN, INC.
                 (Name of small business issuer in its charter)
                          -----------------------------
      NEVADA                              6162                    88-0356064
----------------                          ----                    -----------
(State of jurisdiction of       (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)
                              -----------------------------
                         Buster Williams, Jr., President
                     200 South Los Robles Avenue, Suite 230
                           Pasadena, California 91101
                                 (626) 432-1500
         (Address, including zip code and telephone number of principal executive offices and principal place of business and
            name, address and telephone number of agent for service)

Approximate date of proposed distribution to Axia Corporation shareholders: As soon as practicable from time to time after this registration statement becomes effective.

[GRAPHIC OMITTED]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.{ }

[GRAPHIC OMITTED]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

[GRAPHIC OMITTED]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
[GRAPHIC OMITTED]


     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


                         CALCULATION OF REGISTRATION FEE

   Title of each           Amount of          Dollar Amount           Proposed             Proposed            Amount of
      class of         securities to be     to be registered          maximum              maximum          registration fee
  securities to be        registered                               offering price         aggregate
     registered                                                     per share (1)        offering price
====================  ===================  ===================  ==================== ==================== ====================
    Common Stock        537,982 shares           $6,456                $0.012               $0.00                $1.62
====================  ===================  ===================  ==================== ==================== ====================

         (1) Estimated solely for purposes of determining the filing fee pursuant to Rule 457(f)(2) of the Securities Act of 1933.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Preliminary Prospectus dated March 21, 2002

                           BOTTOMLINE HOME LOAN, INC.

                 537,982 shares of $0.001 par value Common Stock


The Offering:
                                    Per Share   Total
Public Price                        $0.00        $0.00
Cost of Offering                      n/a      $15,000
Proceeds to
      Bottomline Home
      Loan, Inc.                    $0.00        $0.00

Our company, Bottomline Home Loan, Inc., is a Nevada corporation engaged in the business of retail mortgage banking, originating residential mortgage loans through the Internet and traditional channels. We sell a majority of these loans and the related servicing rights to institutional buyers through our subsidiary Bottomline Mortage, Inc.

This is a dividend offering wherein Axia Group, Inc. will distribute shares on a pro-rata basis to its shareholders at no cost. There may be a possible tax impact to recipients of shares in this offering. See "Plan of Distribution."

(1) Cost of offering includes legal, accounting, printing, and related costs incurred in connection with this offering. We will need to pay all such costs, which we estimate to be $15,000.

(2) There will be no proceeds paid to Bottomline from this offering which is a pro-rata distribution of 537,982 of our shares to the shareholders of Axia Group, Inc. Our company, Bottomline Home Loan, Inc., is a Nevada corporation engaged in the business of retail mortgage banking, originating residential mortgage loans through the Internet and traditional channels. We sell a majority of these loans and the related servicing rights to institutional buyers through our subsidiary Bottomline Mortgage, Inc.

The shares offered are to be distributed to shareholders of Axia Group, Inc. on a pro-rata basis, at no cost to those shareholders.


This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. See "Risk Factors" (beginning on page 7) and "Dilution' (beginning on page 19) to read about risks you should carefully consider before buying this stock.

This is a dividend to the public of shares of the Bottom Line Home Loan, Inc.'s common stock that are owned by its former parent corporation, Axia Group, Inc. Axia Group, Inc. will distribute the shares, at no cost to its shareholders, in a pro-rata distribution. There is no public trading market for the securities of Bottomline Home Loan, Inc. and no assurance can be given that any such market will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not distribute these securities until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any distribution of these securities in any state in which such offer would be unlawful prior to registration or qualification under the securities laws of any such state.


Inside front cover page of prospectus

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                      Page
Summary  ......................................................................4
Summary of Selected Financial Information  ....................................6
Risk Factors  .................................................................7
Use of Proceeds  .............................................................19
Determination of Offering Price  .............................................19
Dilution  ....................................................................19
Plan of Distribution  ........................................................20
Legal Proceedings ............................................................20
Directors, Executive Officers, Promoters &
     Control Persons  ........................................................21
Security Ownership of Certain Beneficial
     Owners and Managers  ....................................................21
Description of Securities ....................................................22
Interest of Named Experts and Counsel  .......................................23
Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...........................23
Certain Relationships and Related Transactions................................25
Description of Business ......................................................25
Management's Discussion and Analysis or
      Plan of Operation  .....................................................31
Description of Property ......................................................36
Market for Common Equity and Related Transactions.............................36
Executive Compensation .......................................................36
Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure...................................37
Financial Statements  ...............................................F-1 to F-24
-----------------------------------------------------

                           Bottomline Home Loan, Inc.
                                   Offering of
                         537,982 Shares of Common Stock


                                   PROSPECTUS


                                 March 21, 2002


Bottomline Home Loan, Inc. is a fully reporting company and is presently current in its filings with the Securities and Exchange Commission (the "SEC") all reports including 10-KSBs and 10-QSBs and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. To request such information, call
(800) 520-5626 or write to: Buster Williams, Jr., President, Bottomline Home Loan, Inc., 200 South Los Robles Avenue, Suite 230, Pasadena, California 91101.

First page of the prospectus
                                     SUMMARY

The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section (beginning on page 6).

                           BOTTOMLINE HOME LOAN, INC.

Bottomline Home Loan, Inc. (fka Cyberenergy, Inc. named changed on May 4, 2001) was formed under Nevada law on February 15, 1996. On June 26, 2001, Bottomline Home Loan Inc., signed an agreement to acquire a majority interest in Bottomline Mortgage, Inc. in exchange for 10,000,000 shares of the common stock of Bottomline Home Loan, Inc., a controlling interest. Bottomline Mortgage, Inc. then became an operating subsidiary of Bottomline Home Loan, Inc. effective as of June 27, 2001. The acquisition was accounted for as a reverse merger, using the purchase method of accounting. Bottomline Home Loan, Inc. had no income nor operations prior to an acquisition of Bottomline Mortgage, Inc.. Bottomline Home Loan, Inc. holds 76% of the issued and outstanding shares of common stock of Bottomline Mortgage, Inc. as a result of the June 2001 transaction. This information is more fully set forth in the Description of Business, General, section of the prospectus. No operations are conducted other than Bottomline Mortgage. The executive office of Bottomline Home Loan, Inc. is located at 200 South Los Robles Avenue, Suite 230, Pasadena, California 91101, and the telephone number is (800) 520-5626. The registered statutory office for Bottomline Home Loan, Inc. is located at 71 South Carson Street, Suite 1, Carson City, Nevada 89701. We use the terms "Bottomline," "our" and "we" in this prospectus to refer to Bottomline Home Loan, Inc., unless the context indicates otherwise.

                            BOTTOMLINE MORTGAGE, INC.

         Bottomline Mortgage, Inc. was incorporated in California in August 31, 1989. We are in the business of providing home loans in more than 20 states. Our mortgage products, in addition to the traditional first mortgages for purchase and refinance, include second mortgages for home improvement and debt consolidation mortgages. Bottomline offers this diverse line of mortgage products through three distinct types of service:

1. Traditional Wholesale Broker Service, where a network of brokers and correspondents originate our line of mortgage products directly with their customers and forward their fully processed mortgage packages to Bottomline to underwrite and close their loans.

2. Traditional Retail Service, where Bottomline's loan officer and originators, contact consumers directly through leads generated by a network of realtor referrals, direct mail marketing and telephone marketing.

3. Internet Service, a retail web site where consumers can originate mortgages on line, check the current rate and ask for mortgage related information.

Our business plan is to increase loan originations and market share by using both cutting edge technology and the internet as tools to enhance our traditional methods of residential mortgage origination. With the implementation of our web site over two years ago, we can easily market our loan products to the more than 20 states where we are currently approved to do so.

 In June of 2001 we opened a new call center in San Marcos, TX. This location has 5-6 full time commission loan officers who assist borrowers who have applied on line for a mortgage. Borrowers are assigned a loan officer within

24 hours of receiving their application. Loan officers become the borrowers primary contact throughout the entire process, application to funding.

In our Pasadena, California facility, our loan officers work in a more traditional role as loan originators. They each spend their mornings out in the community building relationships with real estate agents and builders. In the afternoons each of loan officers return to the office to be assigned internet and telemarketing leads for borrowers requesting a quote on a loan. Also, this location serves as our corporate headquarters where all of our loans are processed, underwritten and funded.

In August of 2001 we began to market a new program known as our Equity Builder Program. This program has increased revenues and lowered our advertising expenses. The Equity Builder Program introduces potential borrowers to a bi-weekly mortgage payment plan designed to create equity in their homes more rapidly. After the client has been introduced to the equity program, the Equity Builder customer is then introduced to a loan specialist that evaluates the client's need to refinance their home. Not only does this program create revenue for us, but it also generates multiple mortgage leads for our loan officers, eliminating the need for many costly lead sources which cut into profits.

Currently, all of our loans are sold on a service released basis. Most of our loans are transferred within the first 30 days after funding of the loan. The revenue from the sale of these loans is an important source of income for us. If in the future should we have sufficient cash flows to cover our operations and growth of the business, we may begin to retain the servicing rights on a portion of some of our loans. The income from the servicing of these loans will help us to stabilize our cash flow and revenues during times of lower origination due to changes in the mortgage market.

Buster Williams has been the principal and/or President of Bottomline Line Mortgage Inc. since 1989. The primary goals and business objective have remained substantially the same over that period of time. For the past three years, for which records are available, Bottomline's records indicate that during 1999 and 2000 the second mortgage business has exceeded that of first mortgages while in 2001 more first mortgage loans were made than second. This is not believed to have changed as a result of actions by Bottomline but rather from factors in the market place for mortgages generally. The stated goals and direction for future activity as set forth are the continuation of plans and directions set in place within Bottomline over the course of its operations since 1989. No single year or set of circumstances have had the effect of changing the objectives and direction of Bottomline's plans for its future.


                                  THE OFFERING

Securities Offered.                         537,982 shares of common stock.

Shares of Common Stock Outstanding.         Before Offering  .........16,039,000
                                            After Offering............16,039,000

Use of Proceeds by Bottomline.              Bottomline will receive no proceeds
                                            from this offering.

Risk Factors The stock offered by this prospectus is speculative and involves a high degree of risk.. (See "Risk Factors" beginning on page 7.)

                       SUMMARY OF SELECTED FINANCIAL DATA


                                                 Year Ended       Year Ended
                                               June 30 , 2001    June 30, 2000
                                              ---------------   --------------

REVENUE

     TOTAL REVENUE                            $     1,330,275   $   1.743,756
                                              ===============   =============

GENERAL & ADMINISTRATIVE EXPENSES                   1,548,952       1,928,926
                                              ---------------   -------------
     NET INCOME (LOSS) FROM OPERATIONS               (218,677)       (185,170)
                                              ---------------   -------------
OTHER INCOME (EXPENSE):                              (112,560)         38,697

NET INCOME BEFORE MINORITY INTEREST
     AND INCOME TAXES                         $      (331,237)  $    (146,473)
                                              ===============   =============
PROVISION FOR INCOME TAXES                               (800)           (800)
                                              ---------------   -------------
MINORITY SHARE OF (INCOME) LOSS                        79,596          35,304
NET INCOME (LOSS)                             $      (252,441)  $    (111,969)
                                              ===============   =============


BALANCE SHEET DATA
     Working Capital (Deficit)                $       103,107   $      77,759
     Total Assets                                   1,989,535       1,116,471
     Total Liabilities                              1,737,917         960,964
     Minority Interest                                 57,451          37,275
                                              ---------------   -------------
     Shareholder's Equity                             194,167         118,232

Income (Loss) Per Common Share
    Income (Loss) Before Minority Interest              (0.04)          (0.06)
    Minority Interest in Loss                            0.01            0.01
    Net income (loss) per weighted average common
           share outstanding                            (0.03)          (0.05)
    Weighted average number of common shares
           outstanding                              9,373,059       2,280,912

                                  RISK FACTORS

An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline significantly and you may lose all or part of your investment.

1. If we do not manage our growth effectively, our financial performance could be materially adversely affected.


We intend to pursue an aggressive growth strategy by expanding our Internet mortgage loan business, building on our traditional business in new geographic areas, increasing the market share of our existing loan office and call center. We cannot assure you that we will accurately anticipate and respond to the changing demands our expanding operations will face. We anticipate that future operations will place a significant strain on our management, loan originators, information systems and other resources. We must attract and integrate new personnel, improve existing procedures and controls and implement new ones to support any future growth. Our inability to meet our future hiring needs and to adapt our procedures and controls accordingly could have a material, negative effect on our results of operations, financial condition and business prospects. In addition, we have re-assigned and will continue to re-assign personnel from our traditional business to meet the demands of our Internet business, which may have an adverse effect on our overall business. Further, we must maintain and expand our relationships with popular web sites in order to successfully implement our Internet growth strategy. We cannot assure you that we will achieve our growth expectations, and our inability to do so could materially and negatively affect our results of operations and business.

2. Our history may not reflect our future growth potential and we may not be able to maintain similar levels of income in the future.


We may not be able to grow in the future. Market conditions in the past two years have not favorably impacted the mortgage banking industry in general. Bottomline Mortgage Inc.'s loan originations decreased by 39% in 2000 due primarily to an increase in the interest rates. We do not know whether these conditions will continue with the recent lowering of interest rates by the Federal Reserve. If they do, however, it is likely to adversely affect our earnings growth. Because Bottomline Mortgage Inc.'s historical income rates are not likely to accurately reflect our future expansion or our ability to maintain current levels of income in the future, we cannot assure you that we will grow in the future.

3. To expand our Internet business, we intend to expend significant funds without assurance of increased future earnings or profitability.

A primary concern of expending capital on our internet business is that we do not know what all the risks are in expending capital to generate business over the internet. The technology and the origination of mortgages over the internet is fairly new to the mortgage industry. We feel that it is important for us to develop our internet loan originations as an important tool to originate mortgages. It is our concern that in the future governmental laws, rules and regulations may affect our internet origination after we have spent the capital to develop our internet site that could make the website obsolete if not in compliance with all of these laws, rules and regulations. The development of new software and technology could make our website obsolete. Security and borrower information protection may cause us to expend large amounts of capital to maintain the website and insure that it is safe for our borrowers to use. We cannot be sure if the cost of the items mentioned in this paragraph and the volume of mortgages that we can originate through our website will make it cost effective to originate mortgages on the internet. There is no guarantee that just having an internet website will be a cost effective way to originate mortgages in the future as it is presently.

4. If we are unable to implement our Internet strategy successfully, or our agreements with Internet mortgage web sites are terminated, our growth would be limited.

A substantial portion of our planned future growth depends on our ability to originate loans on the Internet. Our Internet success will depend, in part, on the development and maintenance of the Internet's infrastructure and consumer acceptance of the Internet as a distribution channel for mortgages. Internet-based mortgage lending is relatively new, and we cannot assure you that consumers will increase their use of the Internet for obtaining mortgage loans. In order to increase our loan volume on the Internet, we depend on building and maintaining relationships with operators of Internet mortgage Web sites, attracting consumers with our loan terms and service, and controlling our costs. However, our ability to significantly increase the number of loans we originate over the Internet and to continue to originate loans profitably over the Internet remains uncertain. In addition, many of our agreements with Internet mortgage web sites can be terminated by either party on short notice. If any of these agreements were terminated, our business and results of operations could be adversely affected.

5. A period of rising interest rates, an economic slowdown or a recession could reduce the demand for mortgages.


Rising interest rates generally reduce the demand for consumer credit, including mortgage loans. Interest rates have been reduced recently, generally ranging from 6.5% to 7.5% for conforming loans. There is no assurance that interest rates will continue at favorably low rates. In an economic slowdown or recession, real estate values and home sales decline and the number of borrowers defaulting on their loans increases. In a period of rising interest rates or an economic slowdown, we will originate and sell fewer loans and could be required to repurchase more of the loans we have sold as a result of early payment defaults by borrowers. Accordingly, a period of rising interest rates, an economic slowdown or a recession would negatively impact our business and results of operations.

6.  An increase in interest rates could reduce the value of our loan inventory.

The value of our loan inventory is based, in part, on market interest rates. Accordingly, we may experience losses on loan sales if interest rates change rapidly or unexpectedly. If interest rates rise after we fix a price for a loan, but before we sell that loan, the value of that loan will decrease. If the amount we receive from selling the loan is less than our cost of originating the loan, we may incur net losses, and our business and operating results could be adversely affected.

7. The loss of our key management could result in a material adverse effect on our business.


Our future success depends to a significant extent on the continued services of our senior management, particularly our president and chief executive officer, Buster Williams, Jr. The loss of the services of Mr. Williams, or other key employees, could have a material adverse effect on our business and results of operations. We do not maintain "key person" life insurance for any of our personnel. Only Buster Williams, Jr. and David Williams could be considered to be key employees of Bottomline. Both are officers and directors of the corporation and fill all key positions and hold all corporate positions within Bottomline. There are no other employees upon which Bottomline is dependent for its operations and business.

8. The loss of key purchasers of our loans or a reduction in prices paid could adversely affect our financial condition.

We sell substantially all of the mortgages we originate to institutional buyers. Generally, we sell the servicing rights to our loans at the time we sell those loans. In the first 9 months of 2001, 100.0% of the loans we sold were sold to three large national financial institutions and one regional financial institution, all of which compete with us directly for retail originations. If these financial institutions or any other significant purchaser of our loans cease to buy our loans or servicing rights and equivalent purchasers cannot be found on a timely basis, then our business and results of operations could be materially adversely affected. Our results of operations could also be affected if these financial institutions or other purchasers lower the price they pay to us or adversely change the material terms of their loan purchases from us.

9.  The prices at which we sell our loans vary over time.

A number of factors determine the price we receive for our loans. These factors include:

         o        the number of institutions that are willing to buy our loans,

         o        the amount of comparable loans available for sale,

         o        the levels of prepayments of, or defaults on, loans,

         o        the types and volume of loans we sell,

         o        the level and volatility of interest rates, and

         o        the quality of our loans.

The prices at which we can sell our mortgage servicing rights vary over time and may be adversely affected by a number of factors, including the general supply of and demand for mortgage servicing rights and changes in interest rates. Servicing rights for a particular loan category that was originated at higher interest rates tend to have a lower value than those originated with comparatively lower interest rates due to the greater likelihood that loans with higher interest rates will be prepaid more quickly. For a more detailed description of our sales strategies, please see the "Business--Sale of Loans and Servicing Rights" section of this prospectus.

10. Because our ability to fund mortgage loans depends on the availability of financing sources, our revenues and business would be negatively affected if our current financing sources were canceled or not renewed.

Bottomline's agreements with Fannie Mae, IndyMac Bank and GMAC-RFC, the institutions which purchased 97% of our loans during 2001, are at will agreements which can be canceled at any time. The agreements do not have set expiration dates. Bottomline forwards annual certifications that it meets all of their current asset requirements and state and local requirements to originate mortgages in each jurisdiction from which we are offering to sell mortgages. We also provide quarterly financial statements and audited annual financial statements. They also monitor our level of mortgage production, quality of the mortgages produced and the performance and deficiency rate of the entire portfolio of mortgages that each has purchased from Bottomline. Each of these items is a contributing factor to their decision to continue to do business with Bottomline..

11. Our business may suffer if we cannot attract or retain qualified loan originators.

We depend on our loan originators to generate customers by, among other things, developing relationships with consumers, real estate agents and brokers, builders, corporations and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. In addition, our growth strategy contemplates hiring additional loan originators. The market for such persons is highly competitive and historically has experienced a high rate of turnover. Competition for qualified loan originators may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract or retain a sufficient number of skilled loan originators, or even if we can retain them but at higher costs, our business and results of operations could be adversely affected.

12. We face intense and increasing competition that could adversely impact our market share and our revenues.

We face intense competition from Internet-based lending companies and other lenders participating on Web sites, as well as from traditional mortgage lenders, such as commercial banks, savings and loan associations and other finance and mortgage banking companies. Entry barriers in the mortgage industry are relatively low and increased competition is likely. As we seek to expand our business, we will face a greater number of competitors, many of whom will be well-established in the markets we seek to penetrate. Many of our competitors are much larger than we are, have better name recognition than we do and have far greater financial and other resources. We cannot assure you we will be able to effectively compete against them or any future competitors.

Competition may lower the rates we are able to charge borrowers, thereby potentially lowering the amount of premium income on future loan sales and sales of servicing rights. Increased competition also may reduce the volume of our loan originations and loan sales. We cannot assure you that we will be able to compete successfully in this evolving market.

13. Changes in existing government sponsored and federal mortgage programs could negatively affect our business.

Our ability to generate revenue through mortgage sales to institutional investors largely depends on programs administered by Fannie Mae, the Federal Home Loan Mortgage Corporation and others which facilitate the issuance of mortgage-backed securities in the secondary market. A portion of our business also depends on various programs administered by the Federal Housing Administration (FHA) and the Veterans Administration (VA). Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on our business and results of operations. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities would reduce our revenues. Fannie Mae and FHA programs make up a majority of the purchase and refinance mortgages that Bottomline is currently funding. The 30 or 15 year fixed rate conforming mortgage programs are by far the most popular mortgage products that we originate. Whether, interest rate increases in the future, if the refinancing boom of late 2001 slows, or the purchase mortgage market is in demand, the marketing of these mortgage products are an essential part of the mortgage products that Bottomline offers. The conforming 30 and 15 year fixed rate and the FHA mortgages make up more than 90% of our business and are the main stay of the mortgage industry in general. Should either program suffer major adverse changes or stop all together and these types of mortgage products become unavailable, Bottomline would suffer an adverse impact on revenues and operations.

14. We conduct a majority of our business in California and may be adversely affected by a future decline in economic conditions in that region.

In 2000, approximately 34% of the mortgages we originated (as measured by principal balances) were secured by property located in California. For the first 6 months of 2001, those percentages were 48.8%. A decline in economic conditions in the state of California or the surrounding regions could materially adversely affect our business and results of operations. Moreover, if the real estate markets in California, Utah and Texas or regions should experience an overall decline in property values, the overall quality of our loan portfolio may decline and the rates of delinquency, foreclosure, bankruptcy and loss on loans we originate may increase. This would negatively affect our ability to originate loans or to sell our loans and servicing rights. Since our corporate headquarters is located in Pasadena, California all of our loans are processed, underwritten and funded out of that office in California. Additionally, 48.8% of the loans originated in the first 6 months of 2001 were for California property. All business is ultimately approved in California at corporate headquarters despite the origination of loans from both Utah and Texas offices.

15. We may be required to return proceeds obtained from the sale of loans, which would negatively impact our results of operations.

When we sell a loan to an investor, we are required to make unqualified representations and warranties regarding the loan, the borrower and the property. These representations are made based in part on our due diligence and related information provided to us by the borrower and others. If any of these representations or warranties are later determined not to be true, we may be required to repurchase the loan, including principal and interest, from the investor or indemnify the investor for any damages or losses caused by the breach of such representation or warranty. In connection with some non-prime loan sales, we may be required to return a portion of the premium paid by the investor if the loan is prepaid within the first year after its sale. If, to any significant extent, we are required to repurchase loans, indemnify investors or return loan premiums, it could have a material adverse effect on our business and results of operations. Bottomline has had losses on two (2) mortgages that it funded over the past two years. These losses for Bottomline totaled $57,000 for both loans. We may recover some of that loss from the brokers who originated the mortgages.

15a. Prepayment of loans could require us to return all or a portion of funds paid for originating the loan.

Bottomline currently sells all of the mortgages that it originates along with the rights to collect the payments or service the mortgage. Bottomline's contracts with investors or servicers that purchase these rights require certain warrants and representations by Bottomline which guarantee the mortgages will be serviced for a minimum of 3- 12 months after they are purchased. Should for any reason the loan be paid off or prepaid during the first year, the servicer may request the return of all or a pro-rated portion of the service release premium paid to Bottomline. Since these services release premiums represent a major percentage of the income Bottomline generates from these mortgages, the return of a portion of these premiums would have a major negative impact on our revenue.

16. Our non-prime mortgage business subjects us to greater risks than our prime business and if we were to increase our non-prime mortgage business in the future, our business would become less stable.

Under our non-prime mortgage loan programs, we make loans to borrowers who have impaired or limited credit histories or higher debt-to-income ratios than prime mortgage lenders allow. For the prior fiscal year of Bottomline Mortgage, Inc. ended July 31, 2000, approximately 2.2% of the dollar amount, or 3.7% of the total number, of our loans originated were categorized as non-prime. For the first 6 months of 2001, those percentages were 3.6% and 5.3%. The non-prime mortgage banking industry is riskier than the conforming mortgage business primarily because there is a greater risk of default and product offerings for non-prime mortgages frequently change, which may make selling a non-prime loan to our institutional investors more difficult. Our failure to adequately address the related risks could have a material negative effect on our business and results of operations.

17. Our financial results may fluctuate as a result of seasonality and other factors, including the demand for mortgage loans, which makes it difficult to predict our future performance.

Our business is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which typically peak during the spring and summer seasons and decline from January through March. Our quarterly results have fluctuated in the past and are expected to fluctuate in the future, reflecting the seasonality of the industry.

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Further, if the closing of a sale of loans or servicing rights is postponed, the recognition of premium income from these sales is also postponed. If such a delay causes us to recognize income in the next quarter, our results of operations for the previous quarter could be adversely affected. Unanticipated delays could also increase our exposure to interest rate fluctuations by lengthening the period during which our variable rate borrowing under our credit facilities are outstanding. In addition, the following factors influence our revenues and net earnings:

         o        the level and volatility of interest rates,

         o        the demand for mortgage loans, and

         o        the size and timing of sales of loans and servicing rights.

These and other factors make it very difficult to predict our results of operations. If our results of operations do not meet the expectations of our stockholders, then our common stock price may be materially adversely affected.

18. The success of our online business depends on system integrity and security.

The performance of our web site and the web sites in which we participate is important to our reputation, our ability to attract customers and our ability to achieve market acceptance of our services. Any system failure that causes an interruption or an increase in response time of our services could result in fewer loan applications through our Web site. System failures, if prolonged, could reduce the attractiveness of our services to borrowers and clients. Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. In addition, despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. We do not carry sufficient insurance to compensate for losses that may occur as a result of any of these events. Not all of the leads from which we originate mortgages come from www.bottomlinemortgage.com web site. Bottomline purchases or exchanges mortgage origination leads from other mortgage and real estate web sites to insure the loan originators at our call centers are able to maintain a stable work load. Whether we use mortgage leads from our web site, International Web Works, Capital Resource, 1st Mortgage leads, or iquote.com, government regulations apply to our own website and others in which we participate.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information, such as that required on a mortgage loan application. Advances in computer capabilities, new discoveries in cryptography or other developments may result in a breach of the algorithms we use to protect customer data. If any compromise of our security occurs, it would injure our reputation, and could adversely impact the success of our business.

Our online success depends on our ability to adapt to technological changes The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and frequent new products and enhancements. If faster Internet access becomes more widely available through cable modems or other technologies, we may be required to make significant changes to the design and content of our Web site to compete effectively. As the number of Web pages and users increases, we will need to modify our Internet infrastructure and our Web site to accommodate increased traffic. If we cannot modify our Internet systems, we may experience:

         o        system disruptions,

         o        slower response times,

         o        impaired quality and speed of application processing, and

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         o        delays in reporting accurate interest rate information.

If we fail to effectively adapt to increased usage of the Internet or new technological developments, our business will be adversely affected.

19. We must comply with numerous government regulations and we are subject to changes in law that could increase our costs and adversely affect our business.

Our business is subject to the laws, rules and regulations of various federal, state and local government agencies regarding the origination, processing, underwriting, sale and servicing of mortgage loans. These laws, rules and regulations, among other things, limit the interest rates, finance charges and other fees we may charge, require us to make extensive disclosure, prohibit discrimination and impose qualification and licensing obligations on us. They also impose on us various reporting and net worth requirements. We also are subject to inspection by these government agencies. Our failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.

Our operations on the Internet are not currently subject to direct regulation by any government agency in the United States beyond mortgage-related regulations and regulations applicable to businesses generally. A number of legislative and regulatory proposals currently under consideration by federal, state and local governmental organizations may lead to laws or regulations concerning various aspects of business on the Internet, including:

         o        user privacy,

         o        taxation,

         o        content,

         o        access charges,

         o        liability for third-party activities, and

         o        jurisdiction.

The adoption of new laws or the application of existing laws may decrease the use of the Internet, increase our costs or otherwise adversely affect our business.

Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for us to comply and could affect the way we conduct our business, which could adversely impact our results of operations. Although we believe we are currently in material compliance with the laws, rules and regulations to which we are subject, we cannot assure you that we are, or will be, in full compliance with applicable laws, rules and regulations.

If we cannot comply with those laws or regulations, or if new laws limit or eliminate some of the benefits of purchasing a mortgage, our business and results of operations may be materially adversely affected. For a more detailed discussion of the types of governmental regulation applicable to our business, please see the "Business-- Government Regulation" section of this prospectus.

20. As we expand, our inability to trademark the names under which we do business may subject us to significant legal expenses and impair our marketing efforts.

We have conducted our business under the name Bottomline Mortgage since 1997, prior to that we operated

                                       13

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under the DBA of Global Mortgage and we commenced doing business over the
Internet under the name Bottomlinemortgage.com. We cannot obtain trademark protection for either name because other companies use similar generic terms in their names. As a result, the use of these names may be challenged in the various states in which we currently operate or in the states into which we seek to expand by competitors claiming prior use of a similar name in one or more of those areas. Any challenges may result in our inability to use those names in such states and may require us to do business under other names that do not have the goodwill and name recognition, particularly of Bottomline Mortgage, associated with them. It may also prove impractical to do business over the Internet under more than one name. Our inability to use our names could result in a loss of business. These challenges may also result in significant legal expenses arising from the defense of our names and an inability to market our names nationally.

21. Our proposed national expansion through the Internet will subject us to laws and regulations with which we are unfamiliar.

As part of the expansion of our Internet business, we intend to offer mortgage loans in all 50 states through the Internet and are in the process of obtaining the necessary qualifications or licenses in such states. Because we currently make loans primarily in California and 19 other states throughout the United States, we are not familiar with the laws and regulations of other states and the difficulties of complying with such laws. Moreover, such laws and regulations were not drafted with the Internet in mind and using the Internet as an origination channel for mortgage loans may create compliance issues. Compliance with new laws and regulations may substantially slow our ability to grow. Our future failure to adequately comply with the laws and regulations to which we will be subject could result in liability that could materially adversely affect our business and results of operations.

22. Pending industry-wide litigation could change the manner in which we do business and subject us to potential liability.


Numerous lawsuits seeking class certification have been filed against mortgage lenders alleging that certain types of direct and indirect payments made by those lenders to mortgage brokers are referral fees or unearned fees prohibited under the Real Estate Settlement Procedures Act (RESPA). These lawsuits also allege that consumers were not informed of the brokers' compensation in violation of law. There is much uncertainty as to the law on this issue because several federal district courts construing RESPA have reached conflicting results. If the pending cases on lender payments to brokers are ultimately resolved against the lenders, it may cause an industry- wide change in the way independent mortgage brokers are compensated. In addition, future legislation, regulatory interpretations or judicial decisions may require us to change our broker compensation programs or subject us to material monetary judgments or other penalties. Any changes or penalties may have a material adverse effect on our business and results of operations. For a more detailed description of government regulation, please see the "Business--Government Regulation" section of this prospectus.

23. If we securitize our loans in the future, we will be subject to additional risks that we do not currently face.

We currently do not securitize the loans we originate, but rather sell or swap them to institutional buyers. Although we do not currently intend to securitize our loans, we may decide to do so in the future if market conditions or other considerations justify doing so. Securitizing our loans would subject us to numerous additional risks, including:

         o     delayed operating cash flow,

         o     conditions in the general securities and securitization markets,

         o     the need to obtain satisfactory credit enhancements,


                                    14+

         o     retention of credit enhancing residual interests, and

         o     increased potential for earnings fluctuations.

If we were to securitize our loans, we would have to adequately address these and other related risks. Our failure to do so could have an adverse effect on our business and results of operations.

24. If we retain the servicing rights to our loans in the future, we would be subject to additional risks that we do not currently face.

Generally, we sell the servicing rights to our loans at the same time that we sell those loans. Although we currently do not intend to retain the servicing rights to our loans, we may decide to do so in the future if market conditions or other considerations justify doing so. If we were to service our loans ourselves, we would be subject to additional risks, including:

         o        decreased operating cash flow; and

         o the potential of having to write down the value of the servicing rights through a charge to earnings, particularly as a result of changing interest rates and alternative financing options that lead to increased prepayments.

If we were to retain the servicing rights to our loans, we would have to adequately address these and other related risks. Our failure to do so could have a material adverse effect on our business and results of operations.

25. The loss of our relationship with Fannie Mae would have an adverse effect on our business.

We have an arrangement with Fannie Mae (a private, shareholder owned company that works to assure that mortgage money is readily available for homeowners in the US) that allows us to use Fannie Mae's Desktop Underwriter(R) software through our Internet Web site and to provide mortgage brokers with use of that software. Our contract with Fannie Mae may be canceled by either party on 90 days' notice. If Fannie Mae terminates the agreement, our planned Internet growth and mortgage broker business could be adversely affected, which could reduce our revenues.

26. We are exposed to environmental liabilities with respect to properties to which we take title, which could increase our costs of doing business and adversely impact our results of operations.

In the course of our business, at various times, we may foreclose and take title (for security purposes) to residential properties, and could be subject to environmental liabilities with respect to such properties. To date, we have not been required to perform any environmental investigation or remediation activities, nor have we been subject to any environmental claims relating to these activities. We cannot assure you that this will remain the case in the future. We may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with an environmental investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties seeking damages and costs resulting from environmental contamination emanating from such property.

27. Our stock price may be volatile, which could result in substantial losses for our stockholders.


Bottomline has no public market for its common stock. We cannot assure you that an active public market for our common stock will develop or can be sustained after this offering. Even if an active trading market does develop, the market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to such factors as:

      o     actual or anticipated changes in our future financial performance,

      o     conditions and trends in the Internet and e-commerce business,

      o competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments,

      o     the operating and stock performance of our competitors,

      o     changes in interest rates, and

      o     additions or departures of key personnel.


28. One of our existing stockholder will be able to exercise significant control over our operations.


Upon the closing of this offering, our president and chief executive officer, Mr. Buster Williams, will own approximately 42.7% and his son Mr. David J. Williams 15.6% of our outstanding common stock. Accordingly, Mr. Buster Williams, Jr. and David J. Williams will have the ability to control our affairs and the outcome of all matters requiring stockholder approval, including:

         o        the election and removal of directors,

         o        amendments to our charter, and

         o approval of significant corporate transactions, such as an acquisition of our company or assets.

Buster Williams, Jr. and David J. Williams' control positions would prevent a change in control transaction with respect to our company without their approval. For a more detailed description of Mr. Buster Williams, Jr.' and David
J. Williams' ownership of common stock, please see the "Management" and "Principal Stockholders" sections of this prospectus.

29.   Leverage of Assets.

Bottomline's bylaws and its Articles of Incorporation do not set limits or restrict its ability to leverage assets. If management allows excessive borrowing on assets it would cause reduced liquidity and negative cash flows to result from operations. Bottomline's ability to grow market share could be negatively affected by such results.

30. Our stock may be subject to significant restrictions on resale of our stock due to federal penny stock regulations.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for Bottomline stock.

Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker- dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Potential investors should be aware that, according to the SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

          o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer,

          o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases,

          o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons,

          o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers, and

          o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

31. Our shareholders may face significant restrictions on the resale of Bottomline stock due to state blue sky laws.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for the Company's stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, the company's securities.

Accordingly, shareholders should consider the secondary market for our securities to be a limited one. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

32. Our failure to maintain capitalization requirements would have severe negative impacts on the Company's operations.

The agreements and documents governing Bottomline's ability to function as a mortgage banker, both in underwriting mortgage loans and in reselling them contain a number of compensating balance requirements and restrictive financial and other covenants that, among other things, require the Company to maintain a minimum ration of total liabilities to tangible net worth and maintain a minimum level of tangible net worth, liquidity, stockholder's equity and leverage ratios, as well as to comply with applicable regulatory and investor requirements. There are also restrictions imposed on Bottomline on its ability to transfer or sell assets, place liens on collateral, pay cash or stock dividends or to incur additional debt. The June 30, 2001 figures for Bottomline show a shortfall of $101,529 in its capital account. Failure to cure this shortfall would lead to increase costs of operation for Bottomline and alter Bottomline's ability to do business in the manner in which it is currently conducting business. Bottomline's ability to handle mortgage loans would be limited and potential avenues for expansion of our business would be curtailed.

33.  We have no limits as to geographic concentration or growth.

Bottomline may suffer excessive losses by not diversifying its mortgage production into many geographic areas. Economic and or natural disasters such as earthquakes, hurricanes, or tornados may result in defaults or losses in a single geographic area. Disasters of these types may take years to recover and cause home values to decrease severely. Should the Company have a large number of its mortgage portfolio in any one area, these disasters could have an extremely negative impact on cash flow from operations and a material effect on the business of the Company.

34.  Risk of loss in any single mortgage loan or borrower.

Bottomline's loan purchasers have underwriting guidelines that limit the maximum number of loans to any one borrower to four loans maximum. Bottomline follows this guideline and additionally does not allow the aggregate of these loans to exceed one million dollars in amount Should our loan origination and data system fail to track or identify multiple mortgages to any one entity, Bottomline could be subject to extensive losses in the event of a default on one or more of the mortgages. These types of losses would cause significant negative impacts on the business and results of operations."

35.  Non-recourse loans carry a risk of loss.

A majority of the mortgages that Bottomline originates are non-recourse. Many states regulations and the security instruments that are used to collateralize our loans for the most part make it much less time consuming and costly to foreclose on a property on a non-recourse basis. Therefore it is important for Bottomline to use whenever possible private mortgage insurance or government guarantees. There may be times when the insurance or guarantees do not cover the entire costs associated with the foreclosure or marketing of a property when trying to recover all costs and the entire outstanding principal balance on a mortgage after a default occurs. In that type of a situation Bottomline will suffer a cash loss on the mortgage and foreclosure expenses which would have an adverse effect on Bottomline's business and negatively impact our revenues and cash flows from operations

                            SPECIAL NOTES OF CAUTION

Regarding Forward-Looking Statements

Some of the information in this prospectus may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements generally discuss our plans and objectives for future operations. They also include statements containing a projection of revenues, earnings
(loss), capital expenditures, dividends, capital structure or other financial terms. The following statements particularly are forward-looking in nature:

         o        our strategy,

         o        development of our Internet capabilities,

         o        projected joint ventures or acquisitions,

         o use of new technology's along with computer and information systems and those of our vendors, and

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





         o        projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are set forth in the Risk Factors listed herein.

When used in our documents or in any oral presentation, the words "plan," "believe," "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any and all of our forward-looking statements entirely by these cautionary factors.

Regarding Additional Information

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                                 USE OF PROCEEDS

Bottomline will receive no proceeds from this offering which involves the pro-rata distribution to shareholders of Axia Group, Inc. of 537,982 shares of Bottomline's common stock by Axia Group, Inc. the former parent corporation of Bottomline.

                         DETERMINATION OF OFFERING PRICE

The 537,982 shares being registered in this offering will be distributed pro-rata to the shareholders of Axia Group, Inc. at no cost to the said shareholders.

                                    DILUTION

There will be no dilution of shareholder's interests as a result of the distribution of shares proposed pursuant to the terms of this offering.


                              EXISTING STOCKHOLDERS

Net tangible book value per share
before offering assuming all shares are sold......................$ 0.012

Number of shares outstanding before the offering...............16,039,000
Number of shares after offering
     held by existing stockholders ............................16,039,000
Percentage of ownership after offering.................................100 %

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




                              PLAN OF DISTRIBUTION

Axia plans to distribute 537,982 shares of Bottomline's $0.001 par value common stock at no cost to its shareholders in a pro-rata distribution. This distribution shall be at no cost to the Axia shareholders. The record date for the distribution is November 16, 2001. The shares of common stock represented by the offering are registered pursuant to Section 12 of the Securities Exchange Act of 1934 and upon this offering being approved.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for Bottomline stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker- dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Federal Income Tax Consequences

The following is a listing of the material federal income tax issues of the proposed stock distribution. This list does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This list is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decision and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possible with retroactive effect, and assumes that the newly issued common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Recipients of the common stock are advised to consult their own tax advisers regarding the federal income consequences of the proposed stock distribution in light of their personal circumstances and the consequences under, state, local and foreign tax laws.

     1. The shares received by each shareholder may be treated as dividend income.

     2. The basis of the shares to be received in the distribution will be zero (0) in the hands of the receiving shareholders.

     3. The holding period for the shares will need to be determined for each shareholder.

Gain or loss and potential tax consequences will need to be determined on an individual basis by each shareholder and his or her tax advisors.

                                LEGAL PROCEEDINGS

Our majority owned subsidiary, Bottomline Mortgage, Inc. and Buster Williams, Jr., individually have been sued in the Superior Court of the State of California, County of San Diego, Case No. GIC 766622 in a case entitled Radoslav Kalla vs. Bottomline Mortgage, Inc., C & W Global Realty, Inc.; Buster Williams, Jr.; and Does 1 through 10, inclusive. The suit alleges that Bottomline Mortgage, Inc. is obligated to Mr. Kalla in the sum of

$180,000 for loans that have not been repaid to him on demand. The defendants contested the venue of this matter and the court has recently ruled that venue is proper in San Diego County. The named defendants have filed their answer and contest the allegations of Mr. Kalla in that they contend that Mr. Kalla is an investor in Bottomline Mortgage, Inc., through his purchases of preferred stock and is thus not entitled to the damages and recovery sought by his suit.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of BOTTOMLINE as of the date of this prospectus:

         Name                               Age      Position

         Buster Williams, Jr.               48       President and Director
         David Williams                     26       Director


Buster Williams, Jr. founded Bottomline Mortgage, Inc. in 1989 and served as its chairman of the board and chief executive and financial officer since that time. He was also the largest shareholder until he sold his interest to Bottomline Home Loan, Inc. His responsibilities with Bottomline Home Loan, Inc. include strategic planning for the company as well as overseeing the day to day operations. Prior to his employment with Bottomline Mortgage Inc. Mr. Williams was a licensed real estate broker, general contractor, appraiser and developer of real estate over a 25 year period of time. For the three years from 1986 to 1989 he managed the real property division of the Department of Economic Security of the State of Arizona with 300+ facilities and a monthly budget of over $15 million dollars.

David Williams, the son of Buster Williams, Jr., has been employed at Bottomline Mortgage Inc. since 1997. He currently manages secondary marketing and production areas. From early 1995 to 1997, David served as a property manager for Carlton Business Park, involved in the management of a 250,000 square feet of office/warehouse space in the Phoenix Metropolitan area. He holds a B.S. in Business Administration with a major in Real Estate and Finance from Arizona State University.

No other person is expected to make a significant contribution to Bottomline who is not identified in this prospectus as an executive officer or director of Bottomline.

All executive officers are appointed by the board and hold office until the board appoints their successors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of Bottomline's common stock as of March 20, 2002, with respect to: (i) each person known to Bottomline to be the beneficial owner of more than five percent of Bottomline's common stock; (ii) all directors; and (iii) directors and executive officers of Bottomline as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of March 20, 2002, there were 16,039,000 shares of common stock issued and outstanding.


                           As of the date of this Information Statement

 Title of Class          Name and Address                          Nature  of             Amount of          Percent of class
                                                                   Ownership             Ownership
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------
Common Stock            Axia Group, Inc.                                   Direct               2,000,000                   12.5%
($0.001) par            268 West 400 South, Suite 300
value                   Salt Lake City, Utah 84101
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------
Common Stock            Buster Williams(4)                                 Direct               6,843,330                   42.7%
($0.001) par            200 S. Los Robles Ave, #230
value                   Pasadena, CA 91101                               Indirect              293,757(1)                    1.8%
                                                                                                                      Total 44.5%
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------
Common Stock            David Williams(5)                                  Direct               2,504,285                   15.6%
($0.001) par            200 S. Los Robles Ave., #230
value                   Pasadena, CA 91101                               Indirect              257,037(2)                    1.6%
                                                                                                                   Total    17.2%
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------
Common Stock            Richard Surber                                     Direct               1,000,000                    6.2%
($0.001) par            268 West 400 South, #300
value                   Salt Lake City, Utah 84101                       Indirect            2,000,000(3)                   12.5%
                                                                                                                    Total   18.7%
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------
Common Stock            All Officers and Directors                                              9,898,409                   61.7%
($0.001) par            as a Group, including direct
value                   and indirect control
----------------------  -------------------------------------- ------------------  ---------------------- -----------------------

(1) Shares held by Mei Chen the spouse of Buster Williams
(2) Shares held by Caitlin Rabanera the spouse of David Williams
(3) Richard Surber is the president of Axia Group, Inc.
(4) Buster Williams, Jr. is the president and a director of Bottomline and the father of David Williams
(5) David Williams is a director of Bottomline and the son of Buster
Williams, Jr.

                            DESCRIPTION OF SECURITIES

General

Bottomline's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001, of which 16,039,000 are issued and outstanding as of September 20, 2001. There is authorized preferred stock of 5,000,0000 shares, par value of $0.001, none of which is issued or outstanding and there are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of Bottomline, the holders of common stock are entitled to share equally and ratably in the assets of Bottomline, if any, remaining after the payment of all debts and liabilities of Bottomline and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with Bottomline's common stock, except those generally provided under state law.

Bottomline has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on Bottomline's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Bottomline.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for Bottomline by Michael Golightly, an attorney licensed in the states of Texas and Utah.

Experts

The financial statements of the Company as of June 30, 2001 included in this prospectus have been audited by Mantyla McReynolds, Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Bottomline's Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Bottomline's bylaws likewise provide that the Company will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of Bottomline, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

"1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On or about April 25, 2001, and prior to his appointment as an officer of Bottomline, Buster Williams, Jr. entered into a Stock Purchase Agreement with Bottomline whereby he contracted to purchase 1,000,000 shares of Bottomline's restricted common stock for the cash price of $25,000. This purchase was approved by Bottomline's Board of Directors and this number of shares were issued to Mr. Williams and full payment for the shares was received. This sale was made in reliance on the exemptions from registration afforded by Section 4(2) of the 1933 Act.

  On June 26 , 2001, Bottomline signed a Stock Acquisition Agreement with Buster Williams, Jr., David Williams, Mei Chen, Caitlin Rabanera, Matt Morris, Sandra Jorgensen and Athena V. Killeen, for the purchase of 4,085,000 shares of Bottomline Mortgage, Inc. a California corporation. In exchange for the transfer of these shares in Bottomline Mortgage, Inc. and a 76% interest in its business and its operations, Bottomline agreed to issue to the seven named selling shareholders set forth above 10,000,000 shares of its common stock on a pro-rata basis. This transfer and sale represents 62% of the issued and outstanding shares of the common stock of Bottomline. This sale was made in reliance on the exemptions from registration afforded by Section 4(2) of the 1933 Act. As a result Bottomline has acquired a controlling interest in Bottomline Mortgage, Inc. and will operate it as a majority owned subsidiary of Bottomline. Bottomline Mortgage, Inc. will constitute the operations of the Company for the foreseeable future and serve as the prime source of revenues.

                             DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the real estate investment market, projected leasing and sales and future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

General

Bottomline Home Loan, Inc. was formed under Nevada law on February 16, 1996 as a wholly owned subsidiary of Axia Group, Inc., a publicly traded Nevada corporation. Bottomline was originally known as Cyberenergy, Inc. and had been formed by Axia Group, Inc. to be involved in an Internet marketing project. When that project did not materialize Axia Group, Inc. registered Cyberenergy, Inc. as a blank check company suitable for acquisition or merger with an operating private organization.

Cyberenergy, Inc. acquired a controlling interest in Bottomline Mortgage, Inc. in a Stock Acquisition Agreement that closed in June of 2001. Bottomline Mortgage Inc. was organized on August 29, 1989. Cyberenergy issued 10,000,000 shares of its common stock to acquire 4,085,000 shares, approximately 76%, of the common stock of Bottomline Mortgage, Inc. from seven (7) shareholders of that company. Cyberenergy then filed an amendment to its Articles of Incorporation to change its name from Cyberenergy to Bottomline Home Loan, Inc. This change was filed with the State of Nevada's Secretary of State on July 20, 2001. At that time the number of authorized shares of common stock were also increased to Five Hundred Million (500,000,000) shares.

Bottomline Mortgage, Inc. has been in the retail mortgage banking business of originating residential mortgage loans since it was organized. As a subsidiary of Bottomline, Bottomline Mortgage, Inc. will continue to operate in this same field as it has in the past. The business plan for Bottomline is to increase loan originations by using both cutting edge technology and more traditional methods to maximize its market share in the residential mortgage loan industry. Several new web sites will be implemented with the goal of enabling Bottomline to market its products in all 50 states without restriction. New branches are also expected to be opened throughout the U.S. in order to expand the current business base to community real estate professionals and first time home buyers in these new areas. Currently two community loan centers are in operation beyond the original call center in Pasadena, California, these are located in Salt Lake City, Utah and San Marcos, Texas.

The primary operations of Bottomline consist of the mortgage banking business conducted by Bottomline Mortgage, Inc. As a mortgage bank Bottomline generates revenue through the origination and subsequent sale of funded loans. The revenues are made up of a net gain on the sale of the loans, interest income, sale of the equity builder program and loan servicing. The net gain on sales includes loan-related fees consisting of origination, application, documentation, commitment and processing fees paid by the borrower. Net interest income consists of the difference between interest received by Bottomline on its mortgage loans held for sale and interest paid by Bottomline under its credit facilities. A home equity program pays Bottomline a set fee every time a customer subscribes to the program and loan servicing consists of fees earned to collect payments of principal, interest, taxes and insurance on loans sold to our investors. Our home equity program pays us a set fee every time a customer signs up for the program. If in the future we initiate our own loan servicing program, we will earn fees from the collection of payments on loans that we have sold to Fannie Mae or other financial institutions where we have retained the servicing rights.

The primary expenses for Bottomline's operations consist of salaries and benefits paid to employees; occupancy and equipment costs; Internet-related expenses, including licensing and participation fees, advertising costs, marketing, promotion, data processing and communication costs. A substantial portion of these expenses are variable in nature. The commissions paid to loan originators is 100% variable in nature. The loan originators are paid a commission only, with no base salary. Borrowers are typically charged points or a loan origination fee and Bottomline may receive a premium on a loan where a borrower locks in a specific interest rate on their loan. Loan originators share in these fees, depending on their individual monthly loan production, 60% to 75% of these fees go to the loan originator. Any contracts or agreements with loan originators are on an at will basis and may be canceled by either party without notice.

Seasonality affects the mortgage industry as loan originations are typically at their lowest levels during the first and fourth quarters due to a reduced level of home buying activity during the winter months. Loan originations generally increase during the warmer months beginning in March and continuing through October. As a result, Bottomline will expect higher earnings in the second and third quarters and lower earnings in the first and fourth quarters.

Interest rate and economic cycles also affect the mortgage industry, as loan originations typically fall in rising interest rate environments. During these periods, refinancing originations decrease as higher interest rates provide reduced economic incentives for borrower's to refinance their existing mortgages. Due to changes in the interest rate environment over recent months, Bottomline's historical performance may not be indicative of results in future interest rate environments. Recent net losses by Bottomline may distort some ratios and financial statistics and may make period-to-period comparisons difficult.

Bottomline offers a broad and competitive range of mortgage products that aim to meet the mortgage needs of all borrowers. These products include Fannie Mae eligible loans, alternate "A" loans, non-prime loans, home equity and second mortgage loans, construction loans and bridge loans. The Bottomline employee base of experience and expertise in numerous types of mortgages gives Bottomline the ability to provide a full product line in each division of its operations.

As our business grows we would like to invest some portion of profits in retaining the servicing rights on a small percentage of the loans that are originated each month. Bottomline's management believes that it may not be cost effective to do the servicing in house with Bottomline's employees. The servicing of these loans would start by subcontracting with a Fannie Mae approved servicer contractor and Bottomline would compensate the sub- service with a per loan monthly fee to collect payments, remit interest and principal to the investor, along with handling the necessary reporting, until Bottomline has a large enough portfolio of serviced mortgages to bring all the work in house.

The www.bottomlinemortgage.com web site is fully operational. Customers may go on line to the web site and apply for a mortgage, check current interest rates, and receive information on our mortgage programs and information regarding our company. All information supplied by the borrower is automatically forwarded to our loan origination software and a loan originator is assigned to contact the borrower and assist them in completing the process of closing their loan. We believe that the web site is a tool which enables our potential customers the convenience to originate their loan 24 hours a day 7 days a week from the comfort of their home or office. This allows us to originate loans at a very low cost over a larger geographic area without the expenses associated with the traditional brick and mortar locations typically associated with the mortgage industry of the past. However, we also believe that at this time our customers must have human contact from our loan originators to be completely comfortable with the entire mortgage origination process."

Bottomline has short term and informal agreements with the Internet companies, usually less than 90 days. We purchase or exchange leads with these companies based upon specific mortgage criteria, such as maximum loan to value ratios, credit score of the borrowers, purpose of loan (purchase, refinance, debt consolidation) and the state where the property is located. Bottomline reviews each source on a regular basis to determine if the mortgage origination leads provided to us are continuing to meet our specifications and we are maintaining a cost effective closing rate, before we renew each agreement or purchase an additional block of leads. Therefore, we are not dependant on any one group or internet company to subsidize the mortgage leads generated by our own site www.bottomlinemortgage.com.

Our web site does not directly generate any type of revenues for us at this time. The mortgage leads that are generated from the site go directly to the loan originators at our Pasadena and San Marcos, Texas call centers or they are traded with other mortgage companies for mortgage leads that are more closely suited to the mortgage products or geographic areas where Bottomline is authorized to do business. The revenues from loans closed as a result of these leads for the last year make up less than 10% of the total retail mortgages closed by Bottomline.

Bottomline's network of loan buyers allows it to identify specific loan features, to identify a loan buyer who will purchase loans with specific features and to select a buyer who will accept the lowest yield for loans with those features. As a result, Bottomline is able to offer a wide range of products that are well priced and that have many different features to suit a customer's needs.

Our primary goal in making a decision whether to extend a loan is whether that loan conforms to the expectations and underwriting standards of the institutions that buy that type of loan. Typically, these buyers focus on a potential borrower's credit history, often summarized by credit scores, income and stability of income, liquid assets and net worth, the value and condition of the property securing the loan. Whenever possible, we use "Automated Underwriting Systems" to determine whether a particular loan meets those standards and expectations. In cases where automated underwriting is not available, we rely on our staff underwriters to determine if the loan should be forwarded to those buyers for approval and for them to return to us a commitment to purchase the loan once we meet their specific requirements on that loan.

Fannie Mae Desktop Underwriter(R) on the web is a powerful automated underwriting system that greatly reduced the time, cost and subjectivity associated with mortgage loan underwriting. Desktop underwriter's knowledge base and quantitative risk analysis capabilities assess the level of credit risk associated with a loan and quickly determine what flexabilities can be leveraged-enabling the tailoring of loan terms based on an individual borrower's risk profile right at the point of sale. You can use Desktop Underwriter to serve the majority of our customers with a wide range of financing options, which helps us expand our markets. The system is web based and enables operation 24 hours a day, 7 days a week. The automated underwriting recommendation from the Desktop Underwriters system approves the loan or refers it to an underwriter for further review or indicates that the loan is out of scope. The recommendation, which is provided in the underwriting findings report, also indicates whether or not the loan eligible for sale to Fannie Mae. This expedites the process of selling the loan to Fannie Mae after the loan is closed. The recommendation also may reduce the conditions necessary to complete the processing of the loan, with a more streamlined appraisal, fewer income and source of funds information and reserves documentation from the borrower. The agreement with Fannie Mae to provide this service was completed on July 25th, 2001. The cost associated with the service was a $5,000.00 one time license fee and a $35.00 charge each time we input a loan into the system, this fee is then billed to us monthly. The technology is extremely flexible and interfaces with our in-house loan origination software and gives us access to several major buyers of loans such as Countrywide Home Loans and GMAC/Residential Funding Corporation (RFC), where we can sell our non-conforming, sub-prime, jumbo and home equity loans that can not be sold to Fannie Mae.

Our subprime lending activities have decreased from 15.7% of our total loan origination volume in 2000 to 5.3% in 2001. We shall continue to offer subprime loans to our customers should they not qualify for other conforming or prime programs. We underwrite all of our loans on a best efforts basis, where we qualify each borrower on the best program in which they qualify. Many times we upgrade borrowers to conforming loans when they may have credit problems but they have compensating factors which allow the upgrading of their loan. This reduces our marketing costs, when we can propose alternative programs when providing quotations to the borrower, rather than simply denying the loan. Most lenders now offer a variety of mortgage products. In addition, many states have introduced new predatory lending laws, which must be addressed to insure we are not using unfair lending practices with regard to lower credit quality borrowers.

During 2001 we sold 305 loans, of which 97% went to three financial intuitions, IndyMac Bank purchased 74 of our loans or 24% of our loan production, this consisted of Conforming and Expanded Criteria Mortgages. Fannie Mae purchased 133 of our conforming loans or 44% of our loan production. GMAC-RFC purchased 29% of our loan production, which included 118 second mortgages( Both Home

Equity and 125% HLTV) and the balance was either jumbo or sub-prime. The final 10 loans where sold to miscellaneous lenders for their niche or special portfolio loan products to enable us to close the loans rather than lose the file or refer to another lender.

Bottomline is presently handling the following types of loans:

  Conforming and Government-Insured Fixed Rate Loans. These mortgage loans conform to the underwriting standards established by Fannie Mae or the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac). This product is limited to high quality borrowers with good credit records and involves adequate down payments or mortgage insurance. These loans may qualify for insurance from the Federal Housing Authority (FHA) or guarantees from the Veterans Administration (VA). Bottomline has been designated by the U.S. Department of Housing and Urban Development (HUD) as a direct endorser of loans insured by the FHA and as a supervised lender of loans partially guaranteed by the VA, allowing Bottomline to offer FHA or VA mortgages to qualified borrowers. FHA and VA mortgages must be underwritten within specific governmental guidelines, which include borrower income verification, asset verification, borrower credit worthiness, property value and property condition.

  Jumbo Loans. Jumbo loans are considered non-conforming mortgage loans because they have a principal loan amount in excess of the loan limits set by Fannie Mae and Freddie Mac (currently $275,000 for single-family, one-unit mortgage loans in the continental United States). Bottomline offers Jumbo Loans with creative financing features, such as the pledging of security portfolios. Bottomline's Jumbo Loan program is geared to the more financially sophisticated borrower.

  Adjustable Rate Mortgages (ARM). The ARM's defining feature is a variable interest rate which fluctuates over the life of the loan, usually 30 years. Interest rate fluctuations are based on an index that is related to United States Treasury bill rates, regional or national average costs of funds of savings and loan associations, or similar widely published rates such as LIBOR. The period between the rate changes is called an adjustment period and may be every six months, one year, three years, five years or ten years. Some the ARM's offered by Bottomline may include payment caps, which limit the interest rate increase for each adjustment period.

  Alternate "A" Loans. From a credit risk standpoint, Alternate "A" Loan borrowers present a risk profile comparable to that of conforming loan borrowers, but present special underwriting considerations, such as a higher loan to value ratio or limited income verification.

  Non-Prime Mortgage Loans. The Non-Prime Mortgage Loan focuses on customers whose borrowing needs are not served by traditional financial institutions. Borrowers of Non-Prime Mortgage Loans may have impaired or limited credit profiles, high levels of debt service to income, or other factors that disqualify them for conforming loans. By originating mortgage loans to borrowers with higher credit risk, Bottomline is able to charge higher interest rates than would be charged for a conventional loan. Offering this category of mortgage loans on a limited basis allows Bottomline to provide loan products to borrowers with a variety of differing credit profiles.

  Home Equity and Second Mortgage Loans. These loans are generally secured by second liens on the real property. Home equity mortgage loans can take the form of a home equity line of credit, which generally bears an adjustable interest rate, while second mortgage loans are closed-end loans with fixed interest rates. Both types of loans are designed for borrowers with high credit profiles. Home equity lines generally provide for a 10 or 15 year draw period where the borrower withdraws needed cash and pays interest only, followed by a 10 to 20 year repayment period. Second Mortgage loans are fixed in amount at the time of origination and typically amortize over 10 to 25 years.

Construction Loans. Bottomline offers a variety of construction loans for owner-occupied single-family residences. These loans are available on a rollover basis, meaning that the borrower can secure funding for the land purchase and construction of the home, then roll the financing over into a permanent mortgage loan. During the construction period, interest-only payments are made. Withdrawals during the construction period, to cover the costs associated with each stage of completion, are usually made in 5 to 7 disbursements.

Bridge Loans. The Bridge Loans that Bottomline makes are short-term loans and may be used in conjunction with other loan products. Bridge Loans provide a means for a borrower to obtain cash based on the equity of a current home that is on the market but not yet sold and to use that cash to purchase a new home.

Government Regulation

The residential mortgage loan business is subject to the laws, rules and regulations of various federal, state and local government agencies regarding the origination, processing, underwriting, sale and servicing of such loans. These agencies would include, but not be limited to, HUD, FHA, VA, Fannie Mae, Freddie Mac and Ginnie Mae. These laws, rules and regulations, among other things, limit the interest rates, finance charges and other fees that may be charged, require Bottomline to make extensive disclosure, prohibit discrimination and impose qualification and licensing obligations. These regulations also impose on us various reporting and net worth requirements. Bottomline is thus also subject to inspection by these government agencies. Our failure to comply with these requirements could lead to, among other things, the loss of approved status, termination of contractual rights without compensation, demands for indemnification or mortgage loan repurchases, class action lawsuits and administrative enforcement actions.

The lending involved with the retail mortgage loans handled by Bottomline also require compliance with Federal lending and credit regulations, including but not limited to, the Federal Truth-in-Lending Act and Regulation Z thereunder, the Federal Equal Credit Opportunity Act and Regulation B thereunder, the Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, the Homeownership and Equity Protection Act of 1994, the Fair Housing Act, the Home Mortgage Disclosure Act and Regulation C thereunder, the Federal Debt Collection Practices Act, the Fair Credit Reporting Act of 1970 and the various state laws and regulations imposed by the various states in which Bottomline operates and conducts loan activity.

Bottomline is subject to audit requirement by the various federal and state agencies that regulate the type of loans involved in Bottomline's operations. To date, these audits have not revealed any material violations and Bottomline has not been subject to any sanction, limitation, or penalty as a result of this oversight. The internal controls and operations of Bottomline are designed to insure compliance with all of these regulations, preparation of all required documents and disclosures, compliance with limitations on interest rates and charges, all as dependent upon the particular location of a borrower.

Bottomline's current operations on the Internet are not presently subject to direct regulation by any government agency in the United States beyond mortgage-related regulations and regulations applicable to businesses generally. A number of legislative and regulatory proposals currently under consideration by federal, state and local governmental organizations may lead to laws or regulations concerning various aspects of business on the Internet, including:

  o               user privacy,

  o               taxation,

  o               content,

  o               access charges,

  o               liability for third-party activities, and

  o               jurisdiction.

The adoption of new laws or the application of existing laws may decrease the use of the Internet, increase our costs or otherwise adversely affect our business.

Regulatory and legal requirements are subject to change. If such requirements change and become more restrictive, it would be more difficult and expensive for Bottomline to comply and could affect the way we conduct our business, which could adversely impact our results of operations. Although we believe we are currently in material compliance with the laws, rules and regulations to which we are subject, we cannot assure you that we are, or will be, in full compliance with applicable laws, rules and regulations.

If we cannot comply with those laws or regulations, or if new laws limit or eliminate some of the benefits of purchasing a mortgage, our business and results of operations may be materially adversely affected.

Employees

As of September 20, 2001, Bottomline had 14 full-time employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Bottomline's operations are conducted through its subsidiary Bottomline Mortgage, Inc. Bottomline is an independent retail mortgage banking company primarily engaged in the business of originating and selling residential mortgage loans. Bottomline offers a broad array of residential mortgage products targeted primarily to high-credit-quality borrowers over the Internet, as well as through 12 commission-compensated loan originators. Bottomline operates from a principal office in Pasadena, California and a call center in San Marcos, Texas to service the more than 20 states in which it is currently approved to originate mortgages. Bottomline operates primarily as a mortgage banker, underwriting, funding and selling its loan products to various buyers. In the year 2000, Bottomline Mortgage, Inc. originated approximately $17.3 million in loans, of which 48.8% were first mortgages and 51.2% were second mortgages made to owners seeking to refinance property they already owned. Bottomline Mortgage, Inc. originated and closed approximately $33.2 million in loans during 2001, of those 85% were first mortgages and the balance of 15% were second mortgages made to owners seeking to refinance property they already owned. Our last 6 months of operation June 30th of 2001 to December 31st 2001 have shown a very positive impact from the interest rate cuts during the last year and our opening of the San Marcos, Texas call center in June of 2001. Our revenues and mortgage sales from July thru December 31, 2001 unaudited financial statements indicate that the our total revenues are up 57% over the same period in 2000, Total income for the period of July to December31,200l were $1,118,276 verus $712,309 for the same period during 2000. Our net income rose by 198% in 2001, from a negative ($57,041) in 2000 to positive $55,919 during the same period in 2001. The number of actual mortgages funded during this period was up 28.7% from 129 loans in 2000 to 166 during the same six month period in 2001.

As a mortgage banker, Bottomline generates revenues through the origination and subsequent sale of funded loans. These revenues are generated from the net gain on the sale of those loans and interest income earned while the loans are held by Bottomline. The net gain on a sale of a loan consists of the net gain recognized from the difference between the combined selling price of the loan, its related servicing rights and the carrying value of the mortgage loans sold. This net gain would also include the loan-related fees collected, consisting of application, documentation, commitment and processing fees paid by borrowers. Net interest income consists of the difference between interest received by Bottomline on the mortgage loans held for sale until the date sold and the amount of interest paid by Bottomline under its credit facilities.

Expenses for the operation of Bottomline consist of salaries and benefits paid to employees, rent, equipment costs, Internet related expenses, including licensing and participation fees, advertising costs, marketing, promotion costs, data processing and communication costs. A substantial portion of these expenses are variable in nature. Commissions paid to loan originators are extremely variable. Other salaries and benefits fluctuate from quarter to quarter based on the assessment of the appropriate level of non-loan originator staffing desired, which correlates to the then current level of loan origination volume and the perception of future loan origination volume.

Interest rate and economic cycles also affect the mortgage industry. Loan originations typically decrease in a rising interest rate environment. During these periods, refinancing originations decrease as the higher interest rates provide reduced economic incentives for borrowers to refinance their existing mortgages. Due to the higher interest rate environment during 1999 and 2000, Bottomline's historical performance may not be indicative of results in the recent lower interest rates of late 2001. In addition, Bottomline Mortgage Inc.'s recent net losses may distort some of its ratios and financial statistics and may make period-to-period comparisons difficult. In light of the recent losses, Bottomline's historical earnings performance may be of little relevance in predicting future performance. Additionally, the reported financial statistics for Bottomline may not be indicative of its results in any future period.

For the period 1998 through June of 2001, inflation has been relatively low and we believe it has not had a material effect on Bottomline's results of operations. To the extent inflation increases in the future, interest rates will also likely rise, which would impact the number of loans that Bottomline originates. This impact would adversely affect Bottomline's future results of operations. Please review the Risk Factor "A period of rising interest rates, an economic downturn or a recession could reduce the demands for mortgages" located in the Risk Factors section of this prospectus.

Seasonality affects the mortgage banking business of Bottomline as loan originations are typically at their lowest levels during the fall and winter quarters due to a reduced level of home buying activity during the colder months. Loan originations typically increase during the warmer months, beginning in March and continuing through October. As a result of these trends Bottomline may experience higher earnings in its first and fourth quarters and lower earnings in its second and third quarters.

The mortgage banking industry is the largest consumer debt related sector in the United States economy. This industry involves primarily two businesses: origination and servicing. In the year 2000, the Mortgage Bankers Association of America estimates that the mortgage loan origination volume in the US was $1.0 trillion, compared to approximately $600 billion in 1995, a compounded annual growth rate of 13.3%. The retail origination market of the mortgage banking industry is highly fragmented. According to a study by Wholesale Access, a research and publishing firm in Columbia, Maryland, there were approximately 36,000 independent mortgage brokerage firms at year end 1998.

Bottomline's growth strategy is to continue to increase its loan origination volume by becoming a leader in Internet mortgage origination and by expanding its traditional, non-Internet business and by pursuing selective strategic acquisitions of mortgage bankers and other mortgage banking related companies.

Bottomline believes that the Internet will be an increasingly important medium to provide mortgage products and services. It intends to increase its Internet mortgage origination volume by expanding its business into the remaining 30 states in which it is not yet qualified to conduct mortgage banking business and by establishing relationships with additional Web sties to increase the number of sources for customer referrals. Bottomline intends to plan and then implement an intensive marketing campaign in selected markets to promote its www.BottomlineMortgage.com web site and create name recognition.

The BottomlineMortgage.com web site provides Bottomline customers with 24-hour access to a variety of products and services. In addition to providing information about Bottomline Mortgage and our mortgage products and terms, the web site allows customers to perform a number of functions, such as reviewing current interest rates, filing a pre-approval request or complete loan application, check the status of their pending applications and obtaining their credit report. The site is intended to eventually allow for customers, in one continuous session, to apply for a loan, receive a commitment for that loan if approved and lock in their interest rate. Currently the web site is used primarily to help Bottomline attract the business of mortgage shoppers that have been referred to Bottomline by its web site relationships.

The goal of Bottomline's Internet marketing efforts are to both expand its Internet reach and enhance its ability to originate mortgages over the Internet. As part of the plan to grow its Internet business Bottomline plans to increase its call center capacity to be able to service all of the referrals received from our web site and all other mortgage leads obtained from other internet web sources. Continued growth depends on Bottomline's ability to increase the number of referrals from our and other web sites. To complement the expected growth from increased web site referrals will be the growth from the marketing of Bottomline's own web site and from providing, on a contract basis, Internet origination services to local and regional mortgage brokers, Thrifts and smaller banks.

Expansion into new regions would grow Bottomline's traditional business operation. Expansion into the eastern United States would follow the opening this year of the San Marcos, Texas call center. In connection with the planned geographical expansion, Bottomline would advertise in related local and regional print media to create additional name recognition and to create greater public and industry awareness of its products and services.

In a continuing effort to increase efficiency, Bottomline has placed great emphasis to maintaining state-of-the-art information systems. Bottomline's computer system controls most aspects of its operations, from the processing of a loan application through the closing of the loan and its subsequent sale of the loan to institutional buyers. This system also performs checks and balances on many aspects of the mortgage loan business of Bottomline and supports the marketing efforts of the Company. This integrated approach reduces the marginal origination cost per loan for Bottomline's operations. Bottomline is committed to continually look for new ways to improve its efficiency through automation.

The retail portion of Bottomline's business is the core of its traditional mortgage banking business. In the year 2000 and for the first six months of 2001, approximately 80% of the mortgage loans Bottomline originated were made through this retail division. The retail portion of the business has four origination channels and a fifth line of business:

                  I.       community loan officers;
                  II.      direct-to-consumer advertising;
                  III.     realtor and builder Network; and
                  IV.      telemarketing
                  V.       Equity Builder Program

Community Loan Officers. Bottomline's community loan officers serve the regions in which they operate and obtain business by developing and nurturing a referral network of Realtors, real estate attorneys, builders and accountants. Many of the loan originators are highly experienced and, therefore, can provide an accurate analysis of a potential borrower's options and needs. They also facilitate the efficient processing and closing of a borrower's loan. Other reasons customers are referred to our loan originators include our broad and competitive product line and our high level of customer service, including pre-approval commitments based on Fannie Mae's Desktop Underwriter (R) and flexible rate lock-in and extension policies, a willingness to hold escrows and other accommodations that help a borrower and facilitate a real estate transaction. Bottomline's community loan offices provide special services to builders, including issuing commitments to lend to buyers in their projects.

Direct-to-Consumer Advertising. Bottomline advertises its products in selected local and regional print media. Customer calls generated by advertising are handled by the more experienced loan originators who use the consultative sales approach. Bottomline believes that an important part of its success is attributable to the way its loan originators interact with potential customers.

Realtor and Builder Network. Since the beginning of the year 2000, Bottomline has established several networking relationships with small to mid-size real estate brokerage firms and builders, who provide referrals to our loan originators who can take applications and process potential customers for both Bottomline and the Realtor or the builder. This distribution channel provides an opportunity to cross sell with local Realtors and builders.

Telemarketing. Bottomline intends to establish a staff of loan originators and telemarketers who place calls to persons identified as having high-interest rate loans due to poor past credit history, but who have improved their credit history and would now qualify for lower interest rate mortgages.

Equity Builder Program. Bottomline has established a marketing program in which we solicit customers who currently own homes and have a mortgage. We introduce a service to auto debit their mortgage payments on a bi- weekly basis plus one months additional payment per year to decrease their unpaid principal balance on their mortgage. This causes their mortgage to amortize much faster and saving them thousands of dollars in interest over the life of their mortgage. This does two things for us. First, since we are involved with the servicing of their loan, we are one of the first one's called when they want to make a change to their current mortgage or sell their home to move to a new home requiring a new mortgage, since our program can be transferred to any mortgage for the life of customer. Second, our Equity Builder Program acts as a financial planning tool for the customer and builds a relationship for life to assist the customer with their mortgage needs. In addition, This program is completely funded by the revenues from the sale of the Equity Builder Program and offsets some of the costs associated with some of our other marketing programs.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end has recently been changed to June 30.

The following information is based upon the Consolidated Statements of Operations for Bottomline Home Loan, Inc. formerly known as Cyberenergy, Inc. and Bottomline Mortgage, Inc., now a majority owned subsidiary of Bottomline.

Revenues

Bottomline had $1,330,275 in revenue for the year ended June 30, 2001, and had $1,743,756 in revenue for the year ended June 30, 2000, for the six months ended December 31, 2001 revenues were $1,143,843.

Expenses

General and administrative expenses for the year ended June 30, 2001, were $1,548,952 and for the year ended June 30, 2000 were $1,928,926. General and administrative expenses for 2001 and 2000 consisted of salaries, loan costs, rent, advertising, interest, insurance, professional fees and expenses for office and bank account administration. General and administrative expenses for the six months ended December 31, 2001 were $1.033,952.

Losses

Bottomline had a net loss of $252,441 for the year ended June 30, 2001, compared to net losses of $111,969 for the year ended June 30, 2000. Bottomline's net loss for these periods were attributable to general and administrative expenses, and losses on sales of securities. The net loss changes reflect the reduction in revenues and losses on sales of securities and unrealized losses on securities. There were a total of $64,588 of losses from open market sales of securities during the fiscal year ending June 30, 2001 as reported in the audited financial statements. For the six months ended December 31, 2001 there were no losses from sales of securities as reported in the December 31, 2001 unaudited financial statements and net income for that period was reported as $33,176.

Liquidity and Capital Resources of Bottomline Home Loan, Inc.

Bottomline is currently authorized to issue 500,000,000 shares of common stock, of which 16,039,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which is outstanding as of February 6, 2002.

Current cash balances and funds available to Bottomline under our working capital credit facilities, in addition to our cash flows from operations, are expected to sufficient to meet our liquidity requirements at our current level of operations through at least the fiscal year ending June 30, 2002. Bottomline does expect to continue its plans for expansion and will need to make arrangements for additional equity to support those plans. At the present Bottomline does not have any commitments for any additional equity or loan financing arrangements and cannot provide any level of assurance that Bottomline will be able to obtain any additional equity or loan financing.

Bottomline's warehouse facility or line of credit presently used to fund loans is in the amount of $2 million, with an interest rate of prime plus 1 percent, with First Collateral Services. First Collateral requires that Bottomline maintain a minimum tangible net worth of $200,000 and pay a fee or penalty of ..25% of 1% in the event that Bottomline fails to utilize at least 50% of the line during a month. Loans funded by this line must be paid off or purchased within 45 days of the funding date.

Product Research and Development

We do not plan to conduct any significant research or development activities in the coming twelve month period.

Expected Purchase or Sale of Plant and Equipment

We have no current plan to buy any specific additional plant or equipment. However, we are investigating the possibility of renting additional retail office space in several areas for potential additional call centers. We are using the services of a licensed real estate broker to suggest potential properties for us to lease. We have investigated a number of potential properties and are continuing to consider additional properties. However, our investigations to this point have been preliminary, and we have not identified any specific property for rent.

Expected Changes in Number of Employees

We expect to increase our commission only sales force of loan originators during calendar year 2002 from 12 to 20. We currently have existing facilities and support staff to accommodate this increase in sales staff without any significant increase in operational cost.

                             DESCRIPTION OF PROPERTY

Location and Description

Bottomline currently maintains its offices at 200 South Los Robles Avenue, Suite 230, Pasadena, California 91101. The building is owned by 200 South Los Robles-VEF V LLC, a non-related Limited Liability Company. Bottomline pays annual rent of $64,719 for the use of 2,722 square feet of office space at the Pasadena location.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bottomline currently has no public trading market. In an effort to provide some liquidity for Bottomline's shareholders and create a public market for its securities, Bottomline intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that Bottomline will obtain a listing on the OTC BB or that a public market for the Company's securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of September 20, 2001 there were approximately 80 shareholders of record holding a total of 16,039,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

Bottomline has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on Bottomline's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit Bottomline's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer or employee of Bottomline during the years 1999 through 2001. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Richard Surber, our prior chief executive officer for those three years.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                                        Long Term Compensation
                                ----------------------------------  ----------------------------------------------------------------
                                                                               Awards                            Payouts
                                                                    ----------------------------      ------------------------------
                                                           Other     Restricted
                                                          Annual       Stock         Securities                         All Other
     Name and                                         Compensation    Awards         Underlying          LTIP           Compensati
    Principal                     Salary        Bonus                                 Options           payouts             on
     Position         Year          ($)          ($)        ($)         ($)           SARs(#)             ($)              ($)
-----------------    -------    -----------   -------- -----------  ------------    ------------      -----------      -------------
Buster                2001        $45,920         -          -            -              -                -                 -
Williams              2000        38,540          -          -            -              -                -                 -
CEO &                 1999        38,540          -          -            -              -                -                 -
Director              2001           -            -          -            -              -                -                 -
                      2000           -            -          -           $2,000-         -                -                 -
Richard               1999           -            -          -            -              -                -                 -
Surber
President &
Director

Compensation of Directors
  Bottomline's directors are not currently compensated for their services as directors of the Company.

Changes in and Disagreements with Accountant on Accounting and Financial Disclosure
  On June 19, 2001, Bottomline Home Loan, Inc. terminated its relationship with Jones, Wright Simkins and Associates ("Jones"), the principal accountant previously engaged to audit Bottomline's financial statements. Effective June 14, 2001, Bottomline retained Mantyla McReynolds ("Mantyla") as the principal accountants to replace Jones. Bottomline's board of directors approved the change of accountants from Jones to Mantyla.

  The audit reports of Jones on Bottomline's financial statements for the fiscal year ending December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

  On September 19, 2001 Mantyla McReynolds of Salt Lake City, the principal accountant engaged to audit Bottomline's financial statements, informed Bottomline that it was resigning from that position effective immediately.

  The audit reports of Mantyla on the Bottomline's financial statements for the fiscal year ending June 30, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports contained a going concern uncertainty paragraph.

  In connection with the audits of the fiscal year ending June 30, 2001, and up to September 19, 2001, the date of Mantyla's resignation, Bottomline had no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused Mantyla to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

  Effective October 11, 2001, the Bottomline retained Tanner & Co. ("Tanner") as the principal accountants to replace Mantyla. Bottomline's board of directors approved the change of accountants from Mantyla to Tanner.

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  June 30, 2001

                       [WITH INDEPENDENT AUDITORS' REPORT]

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)

                                Table of Contents


                                                                            Page
Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . .     F-3
Consolidated Balance Sheet - June 30, 2001 . . . . . . . . . . . . . . . F-4 & 5
Consolidated Statements of Operations for the years ended
June 30, 2001 and 2000 . . . . . . . . . . . . . . . . . . . . . . . . .     F-6
Consolidated Statements of Stockholders' Equity for the years
ended June 30, 2001 . . . . . . . . . . . . . . . . . . . . . . . . . .      F-7
Consolidated Statements of Cash Flows for the years ended
June 30, 2001 and 2000 . . . . . . . . . . . . . . . . . . . . . . . . .     F-8
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . .   F-9-14

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.)
Pasadena, California

We have audited the accompanying consolidated balance sheet of Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.), and consolidated subsidiary, as of June 30, 2001, and the related statements of stockholders' equity, operations, and cash flows for the years ended June 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.), and consolidated subsidiary, as of June 30, 2001, and the results of operations and cash flows for the years ended June 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company's history of operating losses raises substantial doubt about its ability to continue as a going concern. Management's plans in those matters are described in note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              /s/ Mantyla McReynolds
                            ---------------------------------------
                            Mantyla McReynolds
August 27, 2001
Salt Lake City, Utah

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)
                           Consolidated Balance Sheet
                                  June 30, 2001


                                                                 June 30,
                                                                   2001
                                                             -----------------
ASSETS

   Current Assets
      Cash                                                   $          41,672
      Marketable securities - trading - Notes 1 & 4                    118,546
      Mortgage loans held for sale, net                              1,717,850
      Note receivable - current portion                                    210
          Total Current Assets                                       1,878,278

   Fixed Assets
      Furniture and equipment - Note 1                                  80,252
      Accumulated depreciation                                         (41,261)
          Net Fixed Assets                                              38,991

   Other Assets
      Note receivable net of current portion                            19,923
      Note receivable - related party - Note 2                          86,017
      Other investments                                                 12,500
      Deposits                                                           5,172
          Total Other Assets                                           123,612

TOTAL ASSETS                                                 $       2,040,881
                                                             =================

                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)
                           Consolidated Balance Sheet
                                   (continued)
                                  June 30, 2001


                                                                                            June 30,
                                                                                              2001
                                                                                        -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
   Current Liabilities
      Accounts payable and accrued expenses                                             $          99,550
      Warehouse line of credit - Note 5                                                         1,651,944
      Income tax payable - Notes 1 & 3                                                                800
      Notes payable - current portion - Note 6                                                     22,877
          Total Current Liabilities                                                             1,775,171

   Long-Term Liabilities
      Notes payable - net of current portion - Note 6                                              14,092
          Total Long-Term Liabilities                                                              14,092
                                                                                        -----------------

TOTAL LIABILITIES                                                                               1,789,263

MINORITY INTEREST                                                                                  57,451

STOCKHOLDERS' EQUITY
      Preferred stock - 5,000,000 shares authorized at $0.001 par, none issued and outstanding 0 Common stock - 100,000,000 shares authorized at $0.001 par;
           16,039,000 shares issued and outstanding - Note 7                                       16,039
      Paid in capital                                                                             704,559
      Retained earnings (deficit)                                                                (526,431)
TOTAL STOCKHOLDERS' EQUITY                                                                        194,167
                                                                                        -----------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                                    $       2,040,881
                                                                                        =================

                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)
                      Consolidated Statements of Operations
                   for the years ended June 30, 2001 and 2000

                                                                        Year ended             Year ended
                                                                         June 30,               June 30,
                                                                           2001                   2000
                                                                  ----------------------    ----------------------
Revenues                                                          $            1,330,275    $            1,743,756

Expenses
   Salaries and direct loan costs                                                789,175                 1,401,800
   Office and administration costs                                               403,117                   334,664
   Rent expenses                                                                  76,861                    75,360
   Advertising                                                                    21,323                    38,142
   Interest                                                                      104,673                    44,594
   Insurance                                                                      16,859                    14,891
   Professional fees                                                             125,972                     4,641
   Depreciation                                                                   10,972                    14,834
      Total expenses                                                           1,548,952                 1,928,926
          Net income (loss) from operations                                     (218,677)                 (185,170)

Other income (expense)
   Interest income                                                                 8,091                     6,886
   Dividend income                                                                    59                         0
   Gain (loss) on asset disposal                                                  (5,021)                        0
   Gain (loss) on sale of securities                                             (64,588)                   33,785
   Unrealized gain (loss) on securities Notes 1 & 4                              (51,101)                   (1,974)
                                                                  ----------------------    ----------------------
          Total other income (expense)                                          (112,560)                   38,697
                                                                  ----------------------    ----------------------
Income (loss) before minority interest and tax provision                        (331,237)                 (146,473)
Minority share of (income) loss                                                   79,596                    35,304
Provision for income taxes - Notes 1 & 3                                            (800)                     (800)
                                                                  ----------------------    ----------------------
Net income (loss)                                                 $             (252,441)   $             (111,969)
                                                                  ======================    ======================

Net income (loss) per common share                                $                (0.03)   $                (0.05)
                                                                  ======================    ======================
Weighted average shares outstanding                                            9,373,059                 2,280,912
                                                                  ======================    ======================

                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)
                       Statements of Stockholders' Equity
                        for the years ended June 30, 2001



                                      Number of       Number of                           Additional    Retained       Total
                                      Preferred        Common    Preferred     Common      Paid-in      Earnings   Stockholders'
                                         Shares        Shares        Stock      Stock      Capital     (Deficit)     Equity
                                    ----------- ---------------  -----------  ---------  ----------- ------------ ------------
Inception, December 15, 1999                  0       1,000,000  $         0  $  1,000   $        0  $         0  $      1,000
Stock split 2:1                                       1,000,000                   1,000       (1,000)                        0
Issued common shares for services                     2,006,000                   2,006       18,054                    20,060
Issued common shares for cash                         1,536,000                   1,536       13,824                    15,360
Net income (loss) through Dec. 1999                                                                      (21,898)     (21,898)
Net income (loss) for year 2000                                                                           (5,199)      (5,199)
Balance, December 31, 2000                    0       5,542,000            0      5,542       30,878     (27,097)        9,323
Canceled shares                                          (3,000)                     (3)           3                         0
Repurchase common shares for cash                    (1,000,000)                 (1,000)      (5,000)                   (6,000)
Issued common shares for cash                         1,000,000                   1,000       24,000                    25,000
Net income (loss) for period                                                                             (28,865)      (28,865)
Recapitalization of subsidiary                       10,000,000                  10,000      642,678    (470,469)      182,209
Issued common shares for asset                          500,000                     500       12,000                    12,500
Balance, June 30, 2001                        0      16,039,000  $         0  $ 16,039   $  704,559  $  (526,431) $    194,167
                                    =========== ===============  ===========  =========  =========== ============ ============


                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)
                      Consolidated Statements of Cash Flows
                   for the years ended June 30, 2001 and 2000

                                                                            Year ended         Year ended
                                                                             June 30,           June 30,
Cash Flows from Operating Activities:                                          2001               2000
-------------------------------------
                                                                        ------------------ ------------------
Net Income (loss)                                                       $         (332,037)$         (147,273)
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation                                                                    10,972             14,834
    Loss on disposal of assets                                                       5,021
    Unrealized loss on trading securities                                           51,101              1,974
    Common stock issued for services                                                83,333
    Decrease (increase) in advance to agents                                        20,275              4,325
    Decrease (increase) in mortgage loans held for sale                           (800,271)           107,575
    Increase (decrease) in accrued expenses                                         81,379             15,991
    Increase (decrease) in warehouse line payable                                  815,214           (133,127)
                                                                         ------------------ ------------------
       Net Cash Provided by/(Used for) in Operating  Activities                    (65,013)          (135,701)

Cash Flows from Investing Activities:
   Decrease (increase) in notes receivable                                         (25,446)           (80,704)
   Decrease (increase) in deposits                                                                     15,000
   Net change in marketable securities                                            (154,383)             4,413
                                                                         ------------------ ------------------
       Net Cash Provided by/(Used for) Investing Activities                       (179,829)           (61,291)

Cash Flows from Financing Activities:
------------------------------------
    Issued stock for cash                                                          291,000             25,000
    Cash acquired in reverse acquisition                                             1,488
    Redeemed stock for cash                                                                           (75,000)
    Dividends on preferred stock                                                                      (26,960)
    Increase (decrease) in long term debt                                          (28,466)            38,418
                                                                         ------------------ ------------------
              Net Cash Provided by/(Used for) Financing Activities                 264,022            (38,542)

                    Net Increase(decrease) in Cash                                  19,180           (235,534)

Beginning Cash Balance                                                              22,492            258,026
                                                                         ------------------ ------------------

Ending Cash Balance                                                      $          41,672 $           22,492
                                                                         ================== ==================
Supplemental Disclosure Information:
  Cash paid during the year for interest                                $          104,673 $           44,594
  Cash paid during the year for income taxes                            $              800 $              800

                 See accompanying notes to financial statements

NOTE 1            Summary of Significant Accounting Policies
                  ------------------------------------------

  Nature of Operations

  The Company incorporated under the laws of the State of Nevada on February 15, 1996 as CyberEnergy, Inc. The name of the company was changed to Bottomline Home Loan, Inc. on May 4, 2001. The Company was a development stage company until June 27, 2001, when it acquired 76% of the outstanding common stock of Bottomline Mortgage, Inc. The transaction was accounted for as a reverse acquisition using the purchase method of accounting. The Company assists individuals, brokers and others in obtaining long term trust deed (mortgage) financing. The Company processes loan applications, effects loan underwriting and receives purchase commitments from investor groups for mortgage backed loans prior to funding the loans, primarily at its corporate office in Pasadena, California. Loan applications are also solicited and received at office locations in Salt Lake City, Utah; Phoenix, Arizona; and San Marcos, Texas. The Company is a non-supervised mortgagee, as defined by the U.S. Department of Housing and Urban Development (HUD), and is therefore required to conform to certain net worth, liquid assets and other conditions and requirements and to follow certain specific regulations issued from time to time by HUD.

  Accounting Method

  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

  Principles of Consolidation

  The accompanying consolidated balance sheet includes the accounts of Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.) and its 76% subsidiary, Bottomline Mortgage, Inc. Minority interest represents minority shareholders' proportionate share of the equity in Bottomline Mortgage, Inc. All significant intercompany balances and transactions are eliminated.

  Statement of Cash Flows

  Cash is comprised of cash on hand or on deposit in banks. The Company had $41,672 at June 30, 2001. The Company's non cash financing activities consisted of 500,000 common shares issued for restricted stock valued at $12,500 and 10,000,000 common shares issued for 76% of the outstanding shares of SUB valued at $182,209 during the six months ended June 30, 2001. SUB's non cash financing activities prior to acquisition consisted of 250,000 and 3,400,000 common shares issued for services and debt valued at $83,333 and $59,900 during the years ended June 30, 2001 and 2000. At times during the year the Company maintains more than



  $100,000 in one bank. Cash is only insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Funds in excess of $100,000 are not insured by the FDIC or any other Federal agency. As of the balance sheet date the company had less than $100,000 in any one bank.

NOTE 1            Summary of Significant Accounting Policies (continued)
                  ------------------------------------------

  Deferred Income Taxes

  The Company complies with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting For Income Taxes," which requires the asset and liability method of accounting for income taxes. The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years. See Note 3 below.

  Net Income Per Common Share

  Net income per common share is based on the weighted average number of shares outstanding during the period. Weighted average number of shares outstanding during the period was calculated as the number of common shares of parent received in exchange for the then outstanding common shares of SUB.

  Depreciation

  The Company's furniture and equipment is depreciated using primarily the straight-line method over useful lives of five to seven years. Depreciation for financial reporting purposes amounted to $10,972 and $14,834 for the years ended June 30, 2001 and 2000.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Mortgage Loans Held for Sale

  Mortgage loans held for sale, net of any deferred loan origination fees or costs, are carried at the lower of cost or market value as determined by outstanding commitments from investors.


  In accordance with Statement of Financial Accounting Standards (SFAS) No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", gains resulting from sales of mortgage loans are recognized as of the date the loans are sold to permanent investors if the following conditions are met: (i) the mortgage loan is beyond the reach of the Company and its creditors, (ii) the investor (transferee) has been given the right to pledge or exchange the mortgage loan, and (iii) the Company maintains no effective control over the mortgage loan. Losses are recognized when the market value is determined to be lower than cost. Generally, the Company minimizes the provisions for recourse available on mortgage loans sold. Such recourse provisions generally consist of an early default provision (non-payment in first month) and fraud provision. The limited-recourse nature of the Company's loan sales does not, however, entirely eliminate the Company's default risk since the Company may be required to repurchase a loan from the investor or indemnify an investor if the borrow fails to make its first mortgage payment or if the loan goes into default and the Company is

NOTE 1            Summary of Significant Accounting Policies (continued)
                  ------------------------------------------

  Mortgage Loans Held for Sale (continued)
  ----------------------------



found to be negligent in uncovering fraud in connection with the loan origination process. The Company incurred loan repurchase expenses of $46,967 and $98,750 during the years ended June 30, 2001 and 2000. No provision has been included in the financial statements for future loan repurchases.

  Commitment Fees

  Commitment fees are received, which arise from agreements with borrowers that obligate the Company to make a loan or to satisfy an obligation under a specified condition, are initially deferred and recognized as income as loans are delivered to investors, or when it is evident that the commitment will not be utilized.

  Loan Origination Fees

  Loan origination fees received and direct costs of originating loans are deferred and recognized as income or expense when the loans are sold to investors.

  Accounting for Impaired Loans

  The Company accounts for impaired loans in accordance with Statement of Financial Accounting Standards (SFAS) No. 114 "Accounting by Creditors for Impairment of a Loan" as amended by SFAS 118. These standards require that all creditors value loans at the loan's fair market value if it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. Because the Company does not service any loans at this time and has purchase commitments from investors prior to the closing of all loans, the Company believes that no impairment exists on the mortgage loans held for sale as of June 30, 2001.

NOTE 1            Summary of Significant Accounting Policies (continued)
                  ------------------------------------------

  Marketable Securities

  The Company has classified its marketable securities as "trading" securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115. Trading securities are stated at fair value, with unrealized gains and losses reported as a separate portion of other income (expense) in the statements of operations. Marketable securities - trading at June 30, 2001 were valued at $118,546. Valuation of other security investments is based on acquisition costs. Markdowns are made to reflect significant and permanent impairment in value. Gains and losses on sales of securities are determined using the average cost method.

  Fiscal Year

  The Company recently adopted June 30 as its fiscal year end. Previous financial statements of the Company have been issued based on a December 31 fiscal year end.

  Web Site Development Costs

  The Company accounts for web site development costs in accordance with Emerging Issues Task Force (EITF) No. 00-2. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the web site application and infrastructure development stage are accounted for in accordance with Statement of Position (SOP) 98-1 which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the web site are expensed as incurred.

NOTE 2            Related Party Transactions

  In August 1999, the Company advanced $75,900 to an officer/director in exchange for a note secured by a third deed of trust on his personal residence. The note bears interest at 7% and requires no monthly payments. Principal and interest are due on July 4, 2009. Interest accrued on the note but not paid totals $5,313 and $4,804 for the years ended June 30, 2001 and 2000.

  During the year ended June 30, 2001 officers of the Company personally paid operating expenses of the Company for which they were not reimbursed. The officers have agreed not to seek reimbursement from the Company. $41,858 in expenses paid by the officers has been treated as additional paid in capital prior to the acquisition date.

NOTE 3            Accounting for Income Taxes

  The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The Company has net operating loss carryforwards of $520,000 and $190,000 at June 30, 2001 and 2000 that will begin to expire in 2019. No deferred tax benefit has been recorded because management has determined that it is not likely that the benefit of the carryforward will be realized. The tax benefit of the cumulative carryforwards has been offset by a valuation allowance in the same amount. The table below reflects changes in the valuation allowance for the year ended June 30, 2001. Income taxes payable of $800 at June 30, 2001 and 2000 represent minimum taxes payable to the State of California. Income taxes payable of $800 at June 30, 2001 represent minimum taxes payable by SUB to the State of California. The Company and SUB are not consolidated for income tax purposes.

                  Change in valuation allowance       Valuation
                                                      Allowance
----------------------------------------------------------------------
6-30-2000 NOL $190,000 @ 34%                    $               64,600
Operating loss of $330,000 for year @ 34%                      112,200
6-30-2001 NOL $520,000 @ 34%                    $              176,800
                                                ======================

NOTE 4            Marketable Securities

  Marketable securities are equity securities held in a single brokerage account and are shown at fair value at the balance sheet date. Net unrealized holding losses of $51,101 and $1,974 have been recorded for the years ended June 30, 2001 and 2000.

NOTE 5            Warehouse Line of Credit

  The Company has a $2,000,000 line of credit that bears interest at 1% above the bank's reference rate. The line is used exclusively to fund pre-sold and pre-approved mortgage loans. The line is paid down when loans are sold to investor groups, and each funding must be repaid within 60 days. The line is secured by the Company's loans receivable. At June 30, 2001 the warehouse line of credit amounted to $1,651,944 at an interest rate of 7.75%.

NOTE 6            Debt

  The Company has the following long term debts:

  Bank loan in the amount of $29,465 bearing interest of 14.5%, monthly payments of $1,281 plus interest, maturity of May 2003, unsecured.

  Capital lease obligation in the amount of $7,504 with imputed interest of $21%, monthly payments of $1,135, maturity of February 2002, secured by furniture and equipment.

  Maturities of long term debt are as follows:

Year ended June 30                                     Amount
--------------------------------------------  ---------------
2002                                                   22,877
2003                                                   14,092
2004                                                        0

NOTE 7            Equity Transactions

  During the six month period ended June 30, 2001 the Company repurchased 1,000,000 common shares for $6,000 cash and issued 1,000,000 common shares for $25,000 cash. On June 27, 2001 the Company issued 10,000,000 common shares to acquire 76% of the outstanding stock of Bottomline Mortgage, Inc. The transaction was accounted for as a reverse acquisition using the purchase method of accounting. As such, all the assets and liabilities acquired were recorded at historical cost, which did not materially differ from fair value on the date of the acquisition.

  On June 28, 2001 the Company issued 500,000 common shares in exchange for 50,000 restricted shares of Torchmail Communications (TOCH), valued at $12,500.

NOTE 8            Contingencies

  On May 1, 2001 a minority shareholder filed suit against the Company alleging failure to repay a claimed loan of $180,000. Plaintiff seeks to recover general and special damages in an unspecified amount together with punitive damages and court costs. Discovery and trial preparation has not yet begun, no trial date has been set, nor has the Company filed an answer in the case. Management disputes the claims made and plans to vigorously contest the matter. Based solely on the allegations of the plaintiff, an adverse judgment could result in a loss in the range of $300,000. No opinion can reasonably be given as to the outcome of the suit and no loss or liability has been accrued in the financial statements. It is reasonably possible that this estimate

NOTE 8            Contingencies (continued)
                  -------------

  could change within the next year, which change would have a material effect on the financial statements.

NOTE 9            Going Concern

  The Company has suffered operating losses in recent years and its adjusted net worth has fallen below the $250,000 required to continue as a non-supervised mortgagee under HUD guidelines. These facts lend substantial doubt about the Company's ability to continue as a going concern. Managements plans include expanding its market area to increase revenues and obtaining additional equity financing. If management is unsuccessful in these plans the Company may have to significantly change the type of business it does or cease operations. The financial statements contain no adjustments that might result from the outcome of this uncertainty.

NOTE 10           Concentrations

  The Company is involved in the real estate loan market. Fluctuations in interest rates or other market conditions within the real estate loan market may have a significant effect on the volume of business and profitability of the Company.

                           BOTTOMLINE HOME LOAN, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

INDEX TO FINANCIAL STATEMENTS

Unaudited Balance Sheet as of December 31, 2001..........................F-17-18

Unaudited Statement of Operations for the three and
six months ended December 31, 2001 and 2000..............................F-19

Unaudited Statement of Cash Flows for the
three and six months ended December 31, 2001 and 2000....................F-20

Notes to Condensed Financial Statements..................................F-21-22

                           BOTTOMLINE HOME LOAN, INC.
                      (formerly known as CYBERENERGY, INC.)
                      Unaudited consolidated Balance Sheet
                                December 31, 2001




ASSETS

   Current Assets

      Cash                                                $180,013

      Marketable securities - trading                       59,253

      Mortgage loans held for sale, net                  2,912,337
                                                      -------------
          Total Current Assets                           3,151,603



   Long-term Assets

      Furniture and equipment, net                          33,505

      Note receivable                                      187,250

      Deposits                                               5,172
                                                      -------------


TOTAL ASSETS                                            $3,377,530
                                                      =============

                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                      Unaudited consolidated Balance Sheet
                                   (continued)
                                December 31, 2001


LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

   Current Liabilities

      Accounts payable and accrued expenses                          $   48,583

      Payable to related party                                            8,154

      Warehouse line of credit                                        2,782,275

       Notes payable - current portion                                   20,443
                                                                  -------------
          Total Current Liabilities                                   2,859,455


   Long-Term Liabilities

      Notes payable - net of current portion                            196,210



TOTAL LIABILITIES                                                    3,055,665

MINORITY INTEREST                                                       79,322

STOCKHOLDERS' EQUITY
      Preferred stock - 5,000,000 shares authorized
           at $0.001 par, none issued and outstanding                        0
      Common stock - 100,000,000 shares authorized at $0.001 par
           16,039,000 shares issued and outstanding                     16,039
      Paid in capital                                                  719,759
      Retained earnings (deficit)                                     (493,255)
                                                                  -------------

TOTAL STOCKHOLDERS' EQUITY                                             242,543
                                                                  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $3,377,530
                                                                  =============

                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                      Unaudited consolidated Statements of
              Operations for the three months and six months ended
                           December 31, 2001 and 2000



                                                          Quarter ended Quarter ended   Six months   Six months
                                                           December 31,  December 31, ended Dec. 31, ended Dec. 31,
                                                             2001          2000           2001          2000
                                                          ------------  -----------  -------------  -----------
Revenues                                                  $    667,209  $   458,247  $   1,143,843  $   717,609

Expenses

   Salaries and direct loan costs                              305,373      178,150        547,187      339,271

   General and administrative costs                            248,377      213,549        486,765      400,703

      Total expenses                                           553,750      391,699      1,033,952      739,974

          Net income (loss) from operations                    113,459       66,548        109,891     (22,365)

Other income (expense)

   Interest income                                                   -            -          3,094            -

   Interest expense                                           (21,997)     (14,904)       (55,448)     (32,358)

   Unrealized gain (loss) on securities                         25,425            -        (7,290)      (5,300)
                                                          ------------  -----------  -------------  -----------

          Total other income (expense)                           3,428     (14,904)       (59,644)     (37,658)
                                                          ------------  -----------  -------------  -----------

Income (loss) before minority interest and tax provision       116,887       51,644         50,247     (60,023)

Minority share of (income) loss                                (28,587)           -        (17,071)           -



Net income (loss)                                         $    88,300   $   51,644     $    33,176  $   (60,023)
                                                          ============  ===========  =============  ===========



Net income (loss) per common share                               $0.01  $              $      0.00
                                                          ============  ===========  =============
Weighted average shares outstanding                         16,039,000                  16,039,000
                                                          ============  ===========  =============

                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                 Unaudited consolidated Statements of Cash Flows
               for the six months ended December 31, 2001 and 2000


                                                                            Six months           Six months
                                                                               ended               ended
Cash Flows from Operating Activities:                                      December 31,         December 31,
-------------------------------------
                                                                               2001                 2000
Net Income (loss)                                                                   $33,176            $(60,023)
                                                                        ------------------- --------------------
Adjustments to reconcile net income (loss) to net cash
used for operating activities:

    Depreciation and amortization                                                     5,486               12,601

    Loss on disposal of property                                                          -               15,612

   Decrease (increase) in advances receivable                                             0                    -

    Decrease (increase) in mortgage loans held for sale                         (1,194,487)            (219,752)

    Increase (decrease) in accrued expenses                                           (421)              (7,872)

    Increase (decrease) in minority interest                                         17,071                    -

    Increase (decrease) in warehouse line payable                                 1,130,331              246,810

       Net Cash Provided by/(Used for) in Operating  Activities                     (8,844)             (12,624)
                                                                        ------------------- --------------------


                                                                        ------------------- --------------------

Cash Flows from Investing Activities:

   Decrease (increase) in notes receivable                                         (81,100)                4,804

   Decrease (increase) in other investments                                          12,500                    0

   Net decrease (increase) in marketable securities                                   7,947             (70,551)

       Net Cash Provided by/(Used for) Investing Activities                        (60,653)             (65,747)
                                                                        ------------------- --------------------


                                                                        ------------------- --------------------
Cash Flows from Financing Activities:

    Increase (decrease) in related party payables                                     8,154                    -

    Proceeds from long term debt                                                    188,530                    -

    Principal payments on long term debt                                            (8,846)             (25,723)

    Issuance of common stock for cash                                                     -              291,000

    Issuance of subsidiary stock for cash                                            20,000                    -

    Receipt of dividends                                                                  -               26,960

              Net Cash Provided by/(Used for) Financing Activities                  207,838              292,237
                                                                        ------------------- --------------------


                                                                        ------------------- --------------------

Net Increase(decrease) in Cash                                                      138,341              213,866
                                                                        ------------------- --------------------

Beginning Cash Balance                                                               41,672               26,932
                                                                        ------------------- --------------------

Ending Cash Balance                                                                $180,013             $240,798
                                                                        =================== ====================


                 See accompanying notes to financial statements

                           BOTTOMLINE HOME LOAN, INC.
                   Notes to Consolidated Financial Statements
                                December 31, 2001

NOTE 1 Summary of Significant Accounting Policies

         Nature of Operations

         The Company incorporated under the laws of the State of Nevada on February 15, 1996 as CyberEnergy, Inc. The name of the Company was changed to Bottomline Home Loan, Inc. on May 4, 2001. The Company was a development stage company until June 26, 2001, when it acquired 76% of the outstanding common stock of Bottomline Mortgage, Inc. The transaction was accounted for as a reverse acquisition using the purchase method of accounting. The Company assists individuals, brokers and others in obtaining long term trust deed (mortgage) financing. The Company processes loan applications, effects loan underwriting and receives purchase commitments from investor groups for mortgage backed loans prior to funding the loans, primarily at its corporate office in Pasadena, California. Loan applications are also solicited and received at office locations in Salt Lake City, Utah and San Marcos, Texas. The Company is a non-supervised mortgagee, as defined by the U.S. Department of Housing and Urban Development (HUD), and is therefore required to conform to certain net worth, liquid assets and other conditions and requirements and to follow certain specific regulations issued from time to time by HUD.

         Accounting Method

         The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States, applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

         Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Bottomline Home Loan, Inc. (formerly known as CyberEnergy, Inc.) and its 76% subsidiary, Bottomline Mortgage, Inc. Minority interest represents minority shareholders' proportionate share of the equity in Bottomline Mortgage, Inc. All significant intercompany balances and transactions are eliminated.

         Net Income Per Common Share

         Net income per common share is based on the weighted average number of shares outstanding during the period. Weighted average number of shares outstanding during the period was calculated as the number of common shares of parent stock received in exchange for the then outstanding common shares of Bottomline Mortgage, Inc.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fiscal Year

                           BOTTOMLINE HOME LOAN, INC.
                   Notes to Consolidated Financial Statements
                                December 31, 2001





         The Company in 2001 adopted June 30 as its fiscal year end. Previous financial statements of the Company have been issued based on a December 31 fiscal year end.

Note 2 Unaudited Consolidated Financial Statements

         The unaudited consolidated financial statements include the accounts of the Company and include all adjustments (consisting of normal recurring items), which are, in the opinion of management, necessary to present fairly the financial position as of December 31, 2001 and the results of operations and cash flows for the three months and six months ended December 31, 2001. The results of operations for the three months and six months ended December 31, 2001, are not necessarily indicative of the results to be expected for the entire year.

Note 3 Basis of Presentation

         The accompanying unaudited condensed financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and, therefore, do not include all information and footnotes required by generally accepted accounting principles generally accepted in the United States of America and should, therefore, be read in conjunction with the Company's Form 10-KSB, filed with the Securities and Exchange Commission. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operations results are not necessarily indicative of the results for the full year ended June 30, 2002.

Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Bottomline. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Bottomline since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

According to Article Ten of Bottomline's Articles of Incorporation and Section
6.09 of Bottomline's Bylaws, Bottomline is authorized and required to indemnify its officers and directors to the full extent allowed by the laws of the State of Nevada.

Sections of the Nevada Corporation Act provide for indemnification of Bottomline's officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with Bottomline.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by the Company:

         SEC Registration Fee.............................................$1.62
         Accounting Fees and Expenses................................. 1,100.00
         Legal Fees and Expenses.......................................7,000.00
         Printing and Engraving Expenses.................................100.00
         Transfer Agent and Registrar Fees and Expenses................4,000.00
         Miscellaneous.................................................2,798.38

                   Total.............................................$15,000.00


RECENT SALES OF UNREGISTERED SECURITIES

On or about April 25, 2001, and prior to his appointment as an officer of Bottomline, Buster Williams, Jr. entered into a stock purchase agreement with Bottomline whereby he contracted to purchase 1,000,000 shares of our restricted common stock for the cash price of $25,000. This purchase was approved by the Bottomline's Board of Directors and this number of shares were issued to Mr. Williams and full payment for the shares was received.

On June 26 , 2001, Bottomline signed a stock acquisition agreement with Buster Williams, Jr., David Williams, Mei Chen, Caitlin Rabanera, Matt Morris, Sandra Jorgensen and Athena V. Killeen, for the purchase of 4,085,000 shares of Bottomline Mortgage, Inc. a California corporation. In exchange for the transfer of these shares and a controlling interest in this business and its operations Bottomline agreed to issue to the named selling shareholders 10,000,000 shares of its common stock. This transfer and sale represented in excess of 70% of the issued and outstanding shares of the common stock of Bottomline as of the closing of this transaction.

In a signed stock exchange agreement Bottomline agreed that in exchange for 50,000 shares of the common stock of Torchmail Communications, Inc. it would issue 500,000 restricted shares of its common stock, this transaction was approved by Bottomline's board of directors on June 28, 2001 and concluded shortly thereafter by issuing the 500,000 restricted shares of Bottomline's common stock to Torchmail and receiving in return 50,000 restricted shares of Torchmail Communications, Inc. common stock.

On December 16, 1999, the board of directors of Bottomline authorized the issuance of 2,000,000 shares of our common stock to Richard D. Surber for services he had provided to Bottomline and valued the issuance of those shares at a total of $2,000. The board of directors acted in reliance on Rule 701 of the Securities Act of 1933 in directing the issuance of the shares to an eligible individual and pursuant to The 1999 Benefit Plan of Cyberenergy, Inc. (now known as Bottomline).

EXHIBITS

Exhibit
Number            Page    Description

3(i)           *    Articles of Incorporation for Cyberenergy, Inc., filed
                    February 15, 1996.

3(ii)          *    Amendment to the Articles of Incorporation of Cyberenergy,
                    Inc., filed with the State of Nevada on December 15, 1999.

3(ii)          *    Amendment to the Articles of Incorporation of Cyberenergy,
                    Inc., filed with the State of Nevada on July 20, 2001, to change the corporation's name to Bottomline Home Loan, Inc.
                    and increase the number of authorized shares of common stock to 500,000,000

3(iii)         *    Bylaws of, adopted on December 31, 1999.

4              *    Employee Benefit Plan adopted on December 14, 1999.

5(i)          44    Legal Opinion and Consent of Counsel.

10(i)(a)       *    Stock Purchase Agreement between Bottomline and Buster
                    Williams, Jr., dated April 25, 2001 for the purchase of 1,000,000 shares of common stock for the cash price of $25,000.

10(i)(b)       *    Stock Acquisition Agreement between Bottomline and Buster
                    Williams, Jr., David Williams, Mei Chen, Caitlin Rabanera,
                    Matt Morris, Sandra Jorgensen and Athena V. Killeen for the acquisition of 4,085,000 shares of Bottomline Mortgage, Inc.
                    in exchange for 10,000,000 shares of the corporation's common stock.

10(i)(c)       *    Stock Exchange Agreement between Bottomline and Torchmail
                    Communications, Inc. whereby Bottomline exchanged 500,000 restricted shares of its common stock for 50,000 restricted shares of Torchmail Communications, Inc.'s restricted common stock.

10(i)(d)      48    Lease Agreement, dated February 19, 1999, between Bottomline
                    Mortgage, Inc. and 200 South Los Robles-VEF V LLC, a Limited
                    Liability Company

23            47    Consent of Independent Certified Public Accountant.


          *      Incorporated by reference from prior filings.

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       The Company will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)
         (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on March 21, 2002.

Bottomline Home Loan, Inc.


    /s/ Buster Williams, Jr.
--------------------------------------
By Buster Williams, Jr., President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


    /s/ Buster Williams, Jr.         President & Director  March 21, 2002
------------------------------
     Buster Williams, Jr.


    /s/ David Williams               Director              March 21, 2002
------------------------------
     David Williams

Exhibit 5(i)

                                               Telephone: (801) 575-8073 ext 152
Attorney at Law                                        Facsimile: (801) 521-2081
Admitted in Texas and Utah

                                MICHAEL GOLIGHTLY
                               268 West 400 South
                                    Suite 300
                           Salt Lake City, Utah 84101

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

         RE: Bottomline Home Loan, Inc. Form SB-2

Gentlemen:

Please be advised that I have reached the following conclusions regarding the above offering:

         1. Bottomline Home Loan, Inc. (the "Company") is a duly and legally organized and existing Nevada state corporation, with its registered office in Carson City, Nevada and its principal place of business located in Pasadena, California. The Articles of Incorporation and corporate registration fees were submitted to the Nevada Secretary's of State Office and filed on February 15, 1996. The Company's existence and form is valid and legal pursuant to the representation above.

         2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued it was fully paid for and non-assessable. The common stock to be registered under the above- referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of Nevada.

         3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

         4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

         5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

         6. By director's resolution, the Company has authorized the registration of up to 600,000 shares of Common Stock registered pursuant to the above-referenced Registration Statement.

         The Company's Articles of Incorporation presently provide the authority to the Company to issue 500,000,000 shares of Common Stock, $0.001 par value. The Company currently has issued and outstanding Sixteen Million Thirty Nine Thousand (16,039,000) shares of common stock. Therefore, a Board of Directors' Resolution which authorized the registration of up to 600,000 shares of issued and outstanding Common Stock would be within the authority of the Company's directors and would result in the legal registration of said shares.

In rendering the opinions set forth herein, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the documents mentioned herein and such certificates, corporate and public records, agreements and instruments and other documents as I have deemed appropriate as a basis for the opinions expressed herein. In such examinations I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to me as copies of specimens, and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed. I have also assumed that all documents, agreements and instruments examined by me in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that I have examined. As to any facts material to such opinions that were not known to me, I have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, I have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to my opinions, and no inference as to my knowledge concerning such facts should be drawn from my reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to myself without admitting that I am an "expert" within the meaning of the Securities Act or the rule and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this letter.

I further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualifications of the shares under the securities laws of such states.

Yours truly,


/s/ Michael Golightly
-------------------------------
Attorney at Law

                                               Telephone: (801) 575-8073 ext 152
Attorney at Law                                        Facsimile: (801) 521-2081
Admitted in Texas and Utah

                                MICHAEL GOLIGHTLY

                               268 West 400 South
                                    Suite 300
                           Salt Lake City, Utah 84101


                                    CONSENT

         I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Bottomline Home Loan, Inc. and to the reference to myself under the sub-caption "Legal Matters."

         DATED this 20th day of March, 2002.

Yours truly,


/s/ Michael Golightly
-----------------------------------

Exhibit 23

[MANTYLA MCREYNOLDS,
5872 SOUTH 900 EAST, SUITE 250
SALT LAKE CITY, UTAH 84121]

March 21, 2002


Bottomline Home Loan, Inc.
200 South Los Robles Ave. Suite 230
Pasadena, California 91101

Ladies and Gentlemen:

This letter shall serve as formal notice that we have received your Form SB-2/A, to be filed with the Securities and Exchange Commission. Upon review of the filing information as it relates to our audit of the financial statements as of June 30, 2001, under our report dated August 27, 2001, we consent to the incorporation of our report in such filing.

 Very truly yours,

/s/  Mantyla McReynolds
-----------------------------------
Mantyla McReynolds


March 21, 2002
Salt Lake City, Utah

Exhibit 10(i)(d)

FORM OF TENANT NOTICE

TENANT NOTIFICATION LETTER
Date of Sale: December 21, 1999

HAND DELIVERED

TO:      All Tenants at   200 SOUTH LOS ROBLES BUILDING
                          -----------------------------
                          200 South Los Robles venue
                          Pasadena, California 91101

RE: 200 SOUTH LOS ROBLES
Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at 200 South Los Robles (the"Property"), that the Property has been sold by Tohshin International Corporation ("Seller), to Pacific State Investors,.LLC, A Delaware Limited Liability Company ("Purchaser'). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:


TO:      Pacific State Investors, LLC
ATTN:    Dept. #0076
AT:        Los Angeles, CA 90084-0076

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller's obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other er shall not relieve you sums due under your Lease) hereafter paid to any party other than Purchase of the obligation of making said payment to Purchaser.

         Seller:          Tohshin International Corporation
                          a Hawaii Corporation

                          By /s/ Stan Yoshida
                         -----------------------------
                          Name: Stanley Yoshida
                          Title: Portfolio Manager

         Purchaser:       Pacific State Investors, LLC
                          A Delaware Limited Liability Company

                          By: /s/ Kevin P. Kaseff
                           ------------------------------
                          Name: Kevin P. Kaseff
                          Title: Vice President

                                TABLE OF-CONTENTS

ARTICLE           SUBJECT MATTER                                            PAGE
-------           --------------

ARTICLE 1.        REAL PROPERTY, BUILDING AND PREMISES.........................I

                  1. 1.      Real Property, Building and Premises ............ 1
                  1.2.       Condition of the Premises

ARTICLE 2.        LEASE-TERM...................................................1
ARTICLE 3.        BASE RENT....................................................2
ARTICLE 4.        ADDITIONAL RENT..............................................2
                  4.1.    Additional Rent......................................2
                  4.2.    Definitions..........................................2
                  4.3.    Calculation and Payment of Additional Rent...........5
                          4.3. 1.     Calculation of Excess....................5
                          4.3.2.   Statement of Actual Direct E
                                   xpenses and Payment by Tenant...............5
                          4.3.3. Statement of Estimated Direct Expenses........5
                  4.4.    Taxes and Other Charges for Which Tenant Is
                          Directly Responsible.................................6
                  4.5.    Method of Allocation ................................6

ARTICLE 5.            USE OF PREMISES......................................... 7

ARTICLE 6.            SERVICES AND UTILITIES ................................. 7
                  6.1.       Standard Tenant Services......................... 7
                  6.2.     Overstandard Tenant Use.............................8
                  6.3.     Interruption of Use       ..........................8
                  6.4.     Additional Services.................................8

ARTICLE 7.        REPAIRS......................................................9

ARTICLE 8.            ADDITIONS AND ALTERATIONS .............................. 9
                  8.1.     Landlord's Consent to Alterations...................9
                  8.2.     Manner of Construction..............................9
                  8.3.     Payment for Alterations............................10
                  8.4.     Landlord's Property................................10

ARTICLE  9.       COVENANT AGAINST LIENS......................................10

ARTICLE 10.       INSURANCE................................................... I
                  10.16      Indemnification and Waiver....................... 1
                  10.2.    Tenant's Compliance with Landlord's
                           Fire and Casualty Insurance........................11
                  10.3.    Tenant's Insurance.................................11
                           10.3.3. Form of Policies...........................12
                  10.4.    Subrogation........................................12
                  10.5     Additional Insurance Obligations...................12

ARTICLE II.       DAMAGE AND DESTRUCTION......................................12
                  11.1.      Repair of Damage to Premises by Landlord.........12
                  11.2.      Landlord's Option to Repair......................13
                  11.3.     Waiver of Statutory Provisions....................13

ARTICLE 12.       NONWAIVER         ..........................................14

ARTICLE 13.       CONDEMNATION................................................14
                           l').I.    Permanent Taking.........................14

         13.2.     Temporary Taking...........................................14

ARTICLE 14.       ASSIGNMENT AND SUBLETTING...................................15

14.1.    Transfers        ....................................................15
14.2.    Landlord's Consent        ...........................................15
14.3.    Transfer Premium ....................................................16
14.4.    Landlord's Option as to Subject Space................................16
14.5.    Effect of Transfer...................................................17
14.6.    Additional Transfers.................................................17
14.7.    Non-Transfers........................................................17

ARTICLE 15.       SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE
         FIXTURES.............................................................17
         15.1.     Surrender of Premises......................................17
         15.2.     Removal of Tenant Property by Tenant.......................18

ARTICLE 16.       HOLDING OVER     ...........................................18

ARTICLE 17.       ESTOPPEL CERTIFICATES.......................................18

ARTICLE 18.       SUBORDINATION...............................................19

ARTICLE 19.       DEFAULTS; REMEDIES        ..................................19
         19.1.     Events of Default..........................................19
         19.2.     Remedies Upon Default    ..................................20
         19.3.     Subleases of Tenant........................................20
         19.4.     Form of Payment After Default .   .........................21
         19.5.     Waiver of Default..........................................21

19.6.     Efforts to Relet  21

ARTICLE 20.       COVENANT OF QUIET ENJOYMENT.................................21

ARTICLE 2 1.      SECURITY DEPOSIT          ..................................21

ARTICLE 22.       SUBSTITUTION OF OTHER PREMISES              22

ARTICLE 23.       SIGNS   ....................................................22
         23.1.     In General      ...........................................22
         23.2.     Buildinc, Directory........................................22
         23.3,     Prohibited Sianage and Other Items.........................22

ARTICLE 24.       COMPLIANCE WITH LAW                .........................23

ARTICLE 25.       LATE CHARGES     ...........................................23



ARTICLE 26.       LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT........23
         26.1.     Landlord's Cure          ..................................23
         26.2.     Tenant's Reimbursement   ..................................23

ARTICLE 27.       ENTRY BY LANDLORD         ..................................24

ARTICLE 28.       TENANT PARKING            ..................................24

ARTICLE 29.       MISCELLANEOUS PROVISIONS           .........................25
         29.1.     Terms           ...........................................25
         29.2.     Binding Effect  ...........................................25
         29.3.     No Air Rights   ...........................................25
         29.4.     Modification of Lease    ..................................25

29.5.     Transfer of Landlord's Interest   ..................................25
29.6.     Prohibition Against Recording     ..................................25
29.7.     Landlord's Title         ...........................................25
29.9.     Relationship of Par-ties ...........................................25
29.10.    Application of Payments  ...........................................26
29.11,    Time of Essence          ...........................................26
29.12.    Partial Invalidity       ...........................................26
29.13.    No Warranty              ...........................................26
29.14.    Landlord Exculpation     ...........................................26
29.15.    Entire AgreementI .      ...........................................26
29.16.    Right to Lease           ...........................................26
29.17.    Force Majeure            ...........................................26
29.18.    Waiver of Redemption by Tenant    ..................................27
29.19.    Notices                  ...........................................27
29.20.    Joint and Several        ...........................................27
29.21.    Authority                ...........................................27
29.22.   Attorneys' Fees           ...........................................27
29.23.   Governing Law             ...........................................27
29.24.   Submission of Lease       ...........................................27
29.25.   Brokers                   ...........................................27
29.26.   Independent Covenants     ...........................................28
29.27.   Building Name and Signage ...........................................28
29.28.   Transportation Management ...........................................28
29.29.   Hazardous Material                 ..................................28
29.30.   Confidentiality           ...........................................28
29.31.   Landlord Renovations      ...........................................29
29.32.   Tenant's Access           ...........................................29
29,33.   Building Security         ...........................................29
29.34.   Financial Statements      ...........................................29

                  EXHIBITS

EXHIBIT A - OUTLINE OF FLOOR PLAN OF PREMISES EXHIBIT B - TENANT WORK LETTER EXHIBIT C - NOTICE OF LEASE TERM DATES EXHIBIT D - RULES AND REGULATIONS EXHIBIT E - FORM OF TENANT'S ESTOPPEL CERTIFICATE





                          INDEX OF MAJOR DEFINED TERMS

                                                          DEFINED TERMS LOCATION
                                                                   OF DEFINITION
                                                                 IN OFFICE LEASE


Additional Rent   ...........................................................2
Affiliate         ..........................................................17
Alterations       ...........................................................9
Applicable Laws   ..........................................................23
Base Rent         ...........................................................2
Base Year         ...........................................................2
Base, Shell and Core       .................................................13
BOMA              ...........................................................5
Brokers           ..........................................................27
Building          ...........................................................1

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Building Parking Facility  .................................................1
Conference Room            .................................................8
Control                    ................................................17
Cost Pools                 .................................................3
Direct Expenses            .................................................2
Estimate                   .................................................6
Estimate Statement                  ........................................6
Estimated Excess           .................................................6
Excess                     .................................................5
Expense Year               .................................................2
Force Majeure              ................................................27
Hazardous Material                  .......................................28
Holidays                   .................................................7
Landlord                   .................................................1
Landlord Parties           ................................................11
Lease                      .................................................1
Lease Commencement Date    .................................................1
Lease Expiration Date      .................................................1
Lease Term                 .................................................1
Lease Year                 .................................................1
Notices                    ................................................27
Operating Expenses         .................................................2
Original Improvements      ................................................12
Premises                   .................................................1
Proposition 13             .................................................4
Real Property              .................................................1
Renovations                ................................................29
Rent                       .................................................2
Statement                  .................................................5
Subject Space              ................................................15
Summary                    .................................................1
Systems and Equipment      .................................................4
Tax Expenses               .................................................4
Tenant                     .................................................1
Tenant Parties             ................................................11
Tenant's Share             .................................................5
Transfer Notice            ................................................15
Transfer Premium           ................................................16
Transferee                 ................................................15
Transfers                  ................................................15








                              200 SOUTH LOS ROBLES
                                  OFFICE LEASE


THIS OFFICE LEASE, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section I of the. Summary, is made by and between

TOHSHIN INTERNATIONAL CORPORATION, a Hawaii corporation ("Landlord"), and BOTTOMLINE MORTGAGE, INC., a California corporation ("Tenant").

                                   ARTICLE 1.

                      REAL PROPERTY, BUILDING AND PREMISES

                  1.1. Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.2 of the Summary (the "Premises"), which Premises are located in the "Building," as that term is defined in this Section
1.1. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Premises are a part of the building, (the "Building") located at 200 South Los Robles Avenue, Pasadena, California. The Building, the Building's parking facility ("Building Parking Facility"), any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Project" or "Real Property." Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may reasonably make from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof.

1.2. Condition of the Premises. Except as specifically set forth in this Lease and the Tenant Work Letter attached hereto as Exhibit B, Tenant shall accept the Premises in its presently existing, "as is" condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease.

                                   ARTICLE 2.
                                   LEASE TERM
         The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit C, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant. Failure of

Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

                                   ARTICLE 3.
                                    BASE RENT

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



         Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in
Section 8 of the Summary, commencing on the Lease Commencement Date, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever (except as otherwise specifically set forth in this Lease). The Base Rent for the New Premises for the first full month of the Lease Term for which Base Rent is payable hereunder, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Rent Commencement Dates) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4.

                                 ADDITIONAL RENT

        4.1. Additional Rent. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2 and
4.2.3 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the -"Base Year," as that term is defined in Section
4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

         4.2. Definitions. As used in this Article 4, the following tenants shall have the meanings hereinafter set forth:

                  4.2.1."Base Year" shall mean the applicable years set forth in
Section 9.1 of the Summary.

                  4.2.2. "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

                  4.2.3."Direct Expenses" shall mean "Operatin Expenses" and "Tax Expenses."

                  4.2.4. "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and any escalator and/or elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property and/or the Building; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property;
(vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in 'Operating Expenses based on the portion of their working time devoted to the Building; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building; (x) operation, repair, maintenance and replacement of all "Systems and Equipment," as that term is defined in Section 4.2.5 of this Lease, and components thereof, (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re- roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xiii) the cost of any capital improvements or other costs (1) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or (11) made to the Building after the Lease -Commencement Date that are required under any governmental law or regulation, except for capital improvements or costs to remedy a condition existing as of the date of construction of the Building which a federal, state or municipal governmental authority, if it had knowledge of such condition as of the date of construction of the Building, would have then required to be remedied pursuant to governmental laws or regulations in their form existing as of the date of construction of the Building; provided, however, that if any such cost described in (1) or (11) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not fully occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. Notwithstanding, anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

                    4.2.5. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities,. or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

                  4.2.6. "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building, which Landlord shall pay during, any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes, and accordingly, during the portion of any Expense Year occurring during the Base Year, Tax Expenses shall be deemed to be increased appropriately.

                  4.2.6.4. Tax Expenses shall include, without limitation:

                                    (i)  Any tax on Landlord's rent, right to
rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

                                    (ii)  Any assessment, tax, fee, levy or
charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13 ") and that assessments, taxes, fees, levies and charges -may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                                  (iii)     Any assessment, tax, fee, levy, or
charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof-, and

                                  (iv)      Any assessment, tax, fee, levy or
char-e, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                         4.2.6.2.   If in any Expense Year subsequent to the
Base Year, the amount of Tax Expenses decreases, then for purposes of all subsequent Expense Years, including the Expense Year in which such decrease in Tax Expenses occurred, the Direct Expenses for the Base Year shall be decreased by an amount equal to the decrease in Tax Expenses.

                         4.2.6.3.   Any expenses incurred by Landlord in
attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received by Landlord. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including,, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of such increased Tax Expenses.

                  4.2.6.4. Notwithstanding anything to the contrary contained in this Section 4.2.7 (except as set forth in Sections 4.2.6.1 and 4.2.6.2, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section
4.4 of this Lease.

                  4.2.6.5. Not withstanding anything, to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, such Direct Expenses shall not include any increase in Tax Expenses attributable to special assessments,charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including, but not limited to, the institution of a split tax roll.

                  4.2.7. "Tenant's Share" shall mean the percentage set forth in
Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by I 00 and dividing the product by the total rentable square feet in the Building. The rentable square feet in the Premises and Building is measured pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 ("BOMA"), provided that the rentable square footage of the Building shall include all of, and the rentable square footage of the Premises therefore shall include a portion of, the square footage of the ground floor common areas located within the Building and-the common area and occupied space of the portion of the Building, dedicated to the service of the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

        4.3. Calculation and Payment of Additional Rent.

                  4.3.1. Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess").

                  4.3.2. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.' ). I of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

                  4.3.3. Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimated statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any -Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this
Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-cur-rent Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.4. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

                  4.4.1. Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

                  4.4.2. Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Building Parking Facility);

                  4.4.3. Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

                  4.4.4. Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

                  4.5. Method of Allocation. The parties acknowledge that the Building is a part of a multi- building project and that the costs and expenses incurred in connection with the Real Property Cie. the Direct --- Expenses) should be shared between the tenants of the Building and the tenants of the other buildings of the Real Property. Accordingly, as set forth in
Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses are determined annually for the Real Property as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building, (as opposed to the tenants of any other buildings of the Real Property) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses which are not attributable solely to the Building or the adjacent building on the Real Property, but rather are attributable to the Real Property as a whole.

                                   ARTICLE 5.

                                 USE OF PREMISES

         Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all around or underlying leases, now or hereafter affecting the Real Property. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section 29.29 of this Lease. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Material. LandlordagreesthattheuseofsuchproductsinthePremisesincompliancewith all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Article 5.

                                   ARTICLE 6.

                             SERVICES AND UTILITIES

         6.1. Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

                  6.1.1. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during, the period from 8:00 a.m. to 6:00 p.m., and on Saturday during the period from 8:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the "Holidays").

                  6.1.2. Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting, fixtures within the Premises.

                  6.1.3. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

                  6.1.4. Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building, in accordance with the Cleaning Specifications attached hereto as Exhibit F.

                  6.1.5.Landlord shall provide nonexclusive automatic passenger elevator service at all times.

                  6.1.6. Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

                  6.1.7. Landlord shall provide full-time (Monday through Friday, 9:00 a.m. to 5:00 p.m.) property management, including a maintenance staff.

         6.2. Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to
Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed three (3) watts per rentable square foot of the Premises, calculated on an annualized basis for the hours described in Section 6. 1.1 above, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section
6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to accommodate the usage by tenants occupying two-thirds or more of the rentable square feet of the Building or to conform to practices of other buildings in the area comparable to the Building.


         6.3. Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement -of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, -as, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other par-ties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying, Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

        6.4. Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing,, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord within thirty (30) days billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

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                                   ARTICLE 7.
                                     REPAIRS
          Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the super-vision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8.

                            ADDITIONS AND ALTERATIONS

           8.1. Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. The construction of the initial improvements to the Premises shall be initially improved as provided in and subject to, the Tenant Work- Letter attached hereto as Exhibit B and made a part hereof.

           8.2. Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen selected by Landlord. In any event, a contractor of Landlord's selection shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work, and such work shall be performed at Tenant's cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, in conformance with Landlord's construction rules and regulations Landlord's approval of the plans, specifications and working, drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed

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  that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations.

           8.3. Payment for Alterations. In the event Tenant orders any Alteration or repair work directly from Landlord, or from the contractor selected by Landlord, the char-es for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

        8.4. Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and -to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may char-e the cost thereof to Tenant. Tenant hereby indemnities and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises.

                                   ARTICLE 9.

                             COVENANT AGAINST LIENS

        Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building, or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses,

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



  including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10.

                                    INSURANCE

                  10.1. Indemnification and Waiver. Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from the negligence or wilful misconduct of Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") or any cause in, on or about the Premises either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or wilful misconduct of Landlord Parties. Not withstanding anything to the contrary set forth in this Lease, either party's agreement to indemnify the other party as set forth in this
Section 10. I shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10. I are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section IO. I shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

           10.2. Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's .expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

          10.3. Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

                    10.3.1. Commercial General Liability Insurance covering, the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section IO. I of this Lease, for limits of liability not less than:

                Bodily Injury and                  $3,000,000 each occurrence

                Property Damage Liability          $3,000,000 each occurrence

                Personal Injury Liability          $3,000,000 each occurrence
                                                   $3,000,000 annual aggregate
                                                   0% Insured's participation


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                    10.3.2. Physical Damage Insurance covering (i) all office
  furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the- improvements which exist in the Premises as of the Lease Commencement Date (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

                  10.3.3. Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section I 0. I of this Lease,- (iii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is noncontributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver- said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

         10.4. Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated -thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

         10.5. Additional Insurance Obligation. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.






         11.1.    Repair of Damages by Landlord.   Tenant shall promptly notify
Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article I 1, restore the Base, Shell, and Core of the Premises and improvements to the Building not built by or for a tenant (collectively, the "Base, Shell and Core") and such common areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core and

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



  common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof, provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or wilful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating, Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

           11.2. Landlord's Option to Repair. Notwithstanding the terms of
  Section I 1. I of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or .more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty
  (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article I 1, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 1 1.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

           11.3. Waiver of Statutory Provisions. The provisions of this Lease, including this Article I 1, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute' or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

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                                   ARTICLE 12.
                                    NONWAIVER
           No waiver of any provision or breach of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease.

                                   ARTICLE 13.
                                  CONDEMNATION
           13.1. Permanent Taking. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety
(90) days' notice, provided such notice is given no later than one hundred eighty (I 80) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. -Landlord shall be entitled to receive the entire award or payment in. connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265-130 of the California Code of Civil Procedure.

         13.2. Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (I 80) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable I square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.


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                                   ARTICLE 14.

                            ASSIGNMENT AND SUBLETTING

             14.1. Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees,(all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five
(45) days nor more than one hundred eighty (I 80) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

         14.2. Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The par-ties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding, consent:

                    14.2. I. The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, or would be a significantly less prestigious occupant of the Building than Tenant;


                  14.2.2. The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease-,governmental agency or instrumentality thereof-,

                  14.2.4. The Transfer will result in more than are a reasonable and safe number of occupants per floor within the Subject Space;

                  14.2.5. The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

                  14.2.6. The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;


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                    14.2.7.  The terms of the proposed Transfer will
allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

                    14.2.8. Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the twelve (I 2)-month period immediately preceding the Transfer Notice; or

                  14.2.9. The Transfer occurs during the period from the Lease Commencement Date until the date at least ninety-five percent (95%) of the rentable square feet of the Building is leased, and the rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent being quoted by Landlord, at the time of such Transfer, for comparable space in the Building for a comparable term, calculated using a present value analysis.

                If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the ten-ns set forth in Tenant's original Transfer Notice, Tenant shall a-ain submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

           14.3. Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term 'is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if ]es ' s than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

         14.4. Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant. within thirty (30) days after receipt of any Transfer Notice, to (i) recapture the Subject Space, or (ii) take an assignment or sublease of the Subject Space from Tenant. Such recapture, or sublease or assignment notice shall cancel and terminate this Lease, or create a sublease or assignment, as the case may be, with respect to the Subject Space as of the date, stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in fall force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If the Subject Space shall be assigned or subleased by Tenant to Landlord, the rent for the Subject Space payable by Landlord to Tenant shall be the lesser of (i) the effective Base Rent plus the Additional Rent payable by Tenant under this Lease for the Subject Space on a prorated basis based upon the number of rentable square feet in the Subject Space, or (ii) the effective rent (taking into account all concessions


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made by Tenant to the Transferee) set forth in the Transfer Notice, and all other provisions of this Lease shall remain in full force and effect, and upon request of either party, the parties shall execute a written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease.

  14.5. Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (10%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

           14.6. Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and
  (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to - immediate family members by reason of gift or death), within a twelve (12)-month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

           14.7. Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (an "Affiliate"), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (5 1%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (5 1 %) of the voting interest in, any person or entity.

                                   ARTICLE 15.

                        SURRENDER OF PREMISES; OWNERSHIP
                          AND REMOVAL OF TRADE FIXTURES

           15.1. Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to

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  Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys ' at any reasonable time upon request until this Lease shall have been properly terminated, The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

             15.2. Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, freestanding, cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its @sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building, resulting from such removal.

                                   ARTICLE 16.
                                  HOLDING OVER
         If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to twice the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or -other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17.

                              ESTOPPEL CERTIFICATES

        Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.


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                                   ARTICLE 18.
                                  SUBORDINATION
           This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or here after to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

                                   ARTICLE 19.

                               DEFAULTS; REMEDIES

           19.1. Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

         19.1.1. Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

                  19.1.2. Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written- notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)- day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

                  19.1.3. Abandonment or vacation of the Premises by Tenant; Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease; or

                  19.1.4. To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any Guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

                  19.1.5. The failure by Tenant to observe or perform according to the provisions of Article 5, 17 or 18 of this Lease where such failure continues for more than one (1) business day after notice from Landlord; or

                  19.1.6. The committing of waste on the Premises; or


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                    19.1.7.The hypothecation or assignment of this Lease or
subletting of the Premises, or attempts at such actions, in violation of
Article 14 hereof

           19.2. Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                    19.2.1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                             (i)    The worth at the time of award of any unpaid
ent which has been earned at the time of such termination; plus

                             (ii)      The worth at the time of award of the
amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (iii)     The worth at the time of award of the
amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided-, plus

                             (iv)   Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether -for the same or a different use, and any special concessions made to obtain a new tenant; and

                             (v)    At Landlord's election, such other amounts
in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2. 1 (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2. 1 (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (I%).

                    19.2.2. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

           19.3. Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this
Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the

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Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

          19.4. Form of Payment After Default. Following the occurrence of an event of default by

Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or other-wise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

         19.5. Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

         19.6. Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20.

                           COVENANT OF QUIET ENJOYMENT

         Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing, all the other terms, covenants, conditions,. provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21.

                                SECURITY DEPOSIT

        Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior Written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount


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

sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not
(a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

                                   ARTICLE 22.
                         SUBSTITUTION OF OTHER PREMISES
         Landlord shall have the right to move Tenant to other space in the Project comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice of Landlord's election to so relocate Tenant, and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in 'the Premises at the time of Landlord's notification to Tenant of the relocation. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

                                   ARTICLE 23.
                                      SIGNS
         23.1. In General. Tenant shall be entitled, at its sole cost and expense, to identification signage outside of Tenant's Premises on the floor on which Tenant's Premises are located. The location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its sole discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal.

        23.2. Building Directory. Tenant shall be entitled to two (2) lines on the Building directory for every 1,000 rentable square feet of the Premises to display Tenant's name and location in the Building.

         23.3. Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Buildi4g or the Real Property. Any signs, window coverings, or blinds (even if the same


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



    are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, In its sole discretion.

                                   ARTICLE 24.

                               COMPLIANCE WITH LAW

   Tenant shall not do anything or suffer anything, to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant's use of the Premises, (ii) the tenant improvements,
(iii) any Alterations made by Tenant to the Premises, or (iv) the Base, Shell and Core, but as to the Base, Shell and Core, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises, or the tenant improvements, or use of the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE.25.
                                  LATE CHARGES
         if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five'(5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incur-red by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and -the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within three
(3) days after the date they are due shall thereafter bear interest until paid at a rate equal to eighteen percent (I 8%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law.

                                   ARTICLE.26

              LANDLORD'S RIGHT TO CURE, DEFAULT; PAYMENTS BY TENANT

26.1. Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, then upon three (3) additional days notice from Landlord, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2. Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26. 1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article I 0 of this Lease; and (iii) sums equal to all expenditures


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made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights, of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.


                                   ARTICLE.27.

                                ENTRY BY LANDL0RD

           Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them;
  (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, to prospective Tenants; (iii) post notices of non- responsibility or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything, to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) per-form services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and
  (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. Except as otherwise set forth in Section 19.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not- be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 28.

                                 TENANT PARKING

         Tenant shall have the right to rent the number and types of parking spaces set forth in Section I I of the Summary at the rates set forth in Section I I of the Summary. Tenant shall pay to Landlord all parking charges along with Tenant's monthly rent payment. Tenant's continued right to use the parking spaces and rent the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Parking Facility and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Building Parking Facility and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Building Parking Facility, or relocate Tenant's parking spaces to other parking facilities and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration or improvements with respect to the Building Parking Facility or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner.


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                                   ARTICLE 29.

                            MISCELLANEOUS PROVISIONS

           29 1.    Terms.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as thou-h in each case fully expressed.

           29.2. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

           29.3. No Air Rights. No rights to any view or to light or air over any property, whether belonging, to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

           29.4. Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (I 0) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within twenty (20) days following the request therefor the recordation of which shall be at the sole cost and expense of Landlord, and not included as an Operating Expense.

           29.5. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer upon agreement by such transferee to fully assume and be liable for all obligations of this Lease to be performed by Landlord which first accrue or arise after the date of the conveyance, and Tenant shall attorn to such transferee.

          29.6. Prohibition Against Recording. Except as provided in Section
  29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant with the Los Angeles County Recorder's Office or by anyone acting, through, under or on behalf of Tenant.

         29.7. Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant, Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

         29.8. Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

         29.9. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of


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



computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         29.1.0. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

             29.11. Time of Essence. Time is of the essence of this Lease and each of its provisions.

             29.12. Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.13. No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

         29.14. Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

         29.15. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance- with respect to representations is based totally upon the representations and agreements , contained in this Lease.

         29.16. Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

        29.17. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant

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



        to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.18. Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any le-al process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

         29.19. Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlyin- lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

         29.20. Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant tinder this Lease shall be joint and several.

         29.21. Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

    29.22. Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incur-red, including any and all costs incurred in enforcing, perfecting and executing such judgment.

         29.23. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state of California.

         29.24. Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         29.25. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.


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

         29.26. Independent covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

         29.27. Building Name and Signage.Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenan shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

                    29.28. Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or inkind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

        29.29. Hazardous Material. As used herein, the ten-n "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Building is located or the United States Government. Tenant acknowledges that Landlord may incur costs (A) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (B) otherwise in -connection with Hazardous Material, including, without limitation, the following: (i) Hazardous Material present in soil or -round water; (ii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Real Property;
(iii) Hazardous Material present on or under the Real Property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Real Property by other tenants of the Real Property or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste, Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates. Landlord represents and warrants to Tenant that, to Landlord's actual knowledge, there is no asbestos or other Hazardous Material in the Building or the Building Parking Facility. As used herein, the phrase"Landlord's actual knowledge," shall mean the actual knowledge of Ms. Niki Claussen, the person at Insignia/ESG, Inc., the property manager of the Building, having primary management responsibility for the Building, without duty of inquiry.

         29.30. Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.


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         29-31. Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as, specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the Building Parking Facility, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or dama-es from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

         29.32. Tenant's Access. Tenant shall be permitted access to the Premises, the Building and the Building Parking, Facility twenty-four (24) hours per day, seven (7) days per week, subject to the Rules and Regulations of the Building attached to this Lease as Exhibit D.

         29.33. Building Security. Landlord shall provide commercially reasonable security, including equipment and personnel, for the Building, and the Building Parking Facility seven (7) days per week, twenty four (24) hours per day; provided, that Landlord shall not incur any liability to Tenant, its employees, agents, customers or invitees -as a result of any failure of any security to protect the Premises, the Building, the Building Parking Facility or any users thereof. Landlord makes no representations or warranties concerning the ability of Landlord or its employees, agents, contractors or subcontractors to maintain the Premises, the Building, the Building Parking Facility or the Common Areas in a secure fashion.

         29.34. Financial Statements. Tenant represents and warrants that all financial statements and financial information provided to Landlord prior to execution of this Lease are true and correct and accurately reflect the financial condition of the person or entity covered by such statements as of the date of such statements (and that no material adverse chance has occurred Since the date of the preparation thereof and all subsequent financial statements and financial information provided to Landlord in connection with this Lease, including without limitation, in connection with obtaining any consent hereunder, are true and correct and accurately reflect the financial condition of the person or entity covered by such statements as of the date of such statements (and that no material adverse change has occurred since such date). Tenant further agrees to provide additional financial statements certified to be true and correct and accurately presenting Tenant's financial condition as of Tenant's last annual and quarterly accounting periods as from time to time requested by Landlord, in each case within fifteen (I 5) days after such request.

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         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                            "Landlord":

                                            TOHSHIN INTERNATIONAL CORPORATION,
                                            a Hawaii corporation
                                                     By: /s/ Hawgski Orichi
                                                     its: President
                                       By:
                                      Its:


                                    "Tenant":
                                                     BOTTOMLINE MORTGAGE, INC
                                                     a California corporation

                                                     By: /s/ Buster Williams
                                                     Its: President

                                       By:
                                      Its:


\
                                       82

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                                    Exhibit A

                      OUTLINE OF FLOOR PLAN OF THE PREMISES





















                               Exhibit A - Page I



                                       83

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                                    Exhibit B

                               TENANT WORK LETTER

           This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles I through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of this Tenant Work Letter.

                                    SECTION I
                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

         1.1 Base Shell and Core of the Premises as Constructed by Landlord. Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the "Base, Shell, and Core"). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises.

         1.2 Landlord Work. Landlord shall, at Tenant's sole cost and expense, cause the construction or installation of the following items on the floor of the Building containing the Premises (collectively, the "Landlord Work"). Tenant may not change or alter the Landlord Work.

         1.2.1 Public Corridor (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building). The actual public corridor wall (excluding drywall on the Premises side of the corridor) (collectively, the "Public Corridor"), which Public Corridor is adjacent to the Premises. Tenant shall pay for the drywall, acoustical insulation and any finishes on the interior Premises side -of the corridor wall, subject to the "Tenant Improvement Allowance" (as hereinafter defined).

                  1.2.2 Demising Walls Between Tenants (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building). Demising partitions between tenants which shall include studs, acoustical insulation and dry wall ready for finish on tenant side only and any necessary penetrations, fire dampers and sound traps (collectively, the "Demising Walls"). Tenant shall pay for one-half (1/2) of the cost of the Demising Walls, subject to the Tenant Improvement Allowance.

                                    SECTION 2
                               TENANT IMPROVEMENTS

          2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of Seven and 501100 Dollars ($7.50) per rentable square foot of the Premises for the costs relating, to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall be responsible for and shall pay on demand all costs of the Tenant Improvements in excess of the Tenant

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  Improvement Allowance. In the event that the actual cost to complete the
  Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall receive a credit for the unused amount of the Tenant Improvement Allowance against the Base Rent due under the Lease until the unused portion of the Tenant Improvement Allowance has been fully credited. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease.

                               Exhibit B - Page I

             2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in
Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;
(ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code" ); (iv) the cost of the Landlord's Work; (v) the "Landlord Supervision Fee", as that term is defined in Election 4.3..2 of this Tenant Work Letter; and (vi) a portion of the costs of the tenant demising walls and public corridor walls and materials, if any, as designated by Landlord. In the event the actual cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall not be entitled to any credit, deduction or offset against Rent or any other amount due under the terms of this Lease.

                    2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                    SECTION 3
                              CONSTRUCTION DRAWINGS

           3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this -Section 3. 1. Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's

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review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

           3.2 Final Space Plan. On or before the date set forth in Schedule 1, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval.

                               Exhibit B - Page 2

         3.3 Final Working Drawings. On or before the date set forth in Schedule.1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working, Drawings") and shall submit the same to Landlord for Landlord's approval.

         3.4 Permits. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Election 4..I, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the "Substantial Completion" of the Premises as that term is defined in Section 5.1 of this Tenant Work Letter.

        3.5 Time Deadlines. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting, process and to receive the permits, and with Contractor to obtain the "Contract Cost," as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this -Section 3, Section.4 below, and in this Tenant Work Letter are set. forth and further elaborated upon in Schedule(the "Time Deadlines"), attached hereto. Tenant agrees to comply with the Time Deadlines.



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                                    SECTION 4
                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1 Contractor. A contractor designated by Landlord ("Contractor") shall construct the Tenant Improvements.

     4.2 Competitive Bidding. The Contractor shall be selected pursuant to a competitive bidding process. Landlord shall select three (3) qualified, licensed and reputable general contractors to participate in the process. Each such contractor shall be notified in the bidding package of the time schedule for construction of the Tenant Improvements and that, unless, Landlord otherwise requires, such contractors shall be required to use the fire, lifesafety subcontractor designated by Landlord. The bids shall be submitted promptly to Landlord and a reconciliation shall be performed by Landlord to adjust inconsistent or incorrect assumptions so that a like-kind comparison can be made and a low bidder determined. The lowest bidder that commits to Landlord's time schedule shall be selected. The date of selection of such contractor shall be known hereafter as the "Selection Date" and the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements may be referred to herein as the "Contract Cost."



                               Exhibit B - Page 3


4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

          4.3.1 Over-Allowance Amount. Within two (2) business days after the Selection Date, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Contract Cost and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Selection Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount.

          4.3.2 Landlord's Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction super-vision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) five percent (5%) and (ii) an amount equal to the Tenant Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Tenant Work Letter).

          4.3.3 Contractor's Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and Guaranties by Contractor relating, to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

          4.3.4 Tenant's Covenants. Tenant hereby indemnities Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor

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and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                                    SECTION 5
                     COMPLETION OF THE TENANT IMPROVEMENTS;
                             LEASE COMMENCEMENT DATE

             5.1 Ready for Occupancy. The Premises shall be deemed"Ready for Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

             5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2. the Lease Commencement Date shall occur as set forth in the Lease and Section 5..I, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of-

                    5.2.1 Tenant's failure to comply with the Time Deadlines

                    5.2.2 Tenant's failure to timely approve any matter
               requiring Tenant's approval;


                                                       Exhibit B - Page 4

                    5.2.3 A breach by Tenant of the terms of this Tenant Work
               Letter or the Lease;

                  5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

                    5.2.5 Tenant's request for changes in the Approved Working
               Drawings;

                  5.2.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

                  5.2.7 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

                  5.2.8 Any other acts or omissions of Tenant, or its agents, or employees; then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be

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deemed to be the date the Lease Commencement Date would have occurred if no
Tenant delay or delays, as set forth above, had occurred.

                                    SECTION 6
                                  MISCELLANEOUS

                  6.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1. Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.1.

         6.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

         6.3 Tenant's Representative. Tenant has designated Mr. Buster Williams as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

         6.4 Landlord's Representative. Landlord has designated Ms. Niki Claussen as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

         6.5 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

         6.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

                  6.7 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in 5ection 5, of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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                             SCHEDULE I TO EXHIBIT B

                                 TIME DEADLINES

     Dates                                    Actions to be Performed

A.   Within three (3) days after     Final Space Plan to be completed by Tenant
     full execution of the Lease     and delivered to Landlord.

B.   Within ten (10) days after      Final Working Drawings to be completed and
     Landlord's approval of Final    delivered to Landlord.
     Space Plan

C.   Within two (2) days after       Permits to be delivered to Contractor.
     Landlord's approval of Final
     Working Drawings









                             Exhibit B - Schedule I











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                                    Exhibit C

                           NOTICE OF LEASE TERM DATES


To:                Bottomline Mortgage, Inc.



Re: Office Lease dated February 17, 1999, by and between TOHSHIN INTERNATIONAL
                  CORPORATION, a Hawaii corporation ("Landlord"), and BOTTOMLINE MORTGAGE, INC., a California corporation ("Tenant"), concerning Suite 230 on the second (2nd) floor of the Office Building located at 200 South Los Robles Avenue, Pasadena, California.

Gentlemen:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         I .     That the Premises are Ready for Occupancy, and that the Lease
                 Term shall commence as of         for a term of
                 ending on            .
         2.      That in accordance with the Lease, Rent commenced to accrue on
                            .

         3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         4. Rent is due and payable in advance on the first day of each and every month during the Lease--Term. Your rent checks should be made payable to at

         5.      The exact number of rentable square feet within the Premises is square - feet.

         6.      Tenant's Share as adjusted based upon the exact number of
                 rentable square feet within the Premises is      %.


                                   "Landlord":

                                   TOHSHIN INTERNATIONAL CORPORATION,
                                   a Hawaii corporation

                                       By:

                                      Its:





                               Exhibit C - Page I

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Agreed to and Accepted as
of                             , I 999.
   ----------------------------

"Tenant":

BOTTOMLINE MORTGAGE, INC.,
a California corporation



By:

Its:









                               Exhibit C - Page 2


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                                    Exhibit D

                              RULES AND REGULATIONS


         Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

         1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

         2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

         3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

         4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

         5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. In no event shall Tenant's use of the elevators for any such purpose be permitted during the hours of 7:00 a.m. 9:00 a.m., 11:30 a.m. - 1:30 p.m. and 4:30 p.m. - 6:30 p.m.


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



         6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating, and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.


                               Exhibit D - Page 1

         7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         8. Tenant shall not disturb solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

         9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

         10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

         11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

         13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

         14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

         15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

         16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.


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         17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting, for wires shall be allowed without the consent of Landlord. telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         18. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

                               Exhibit D - Pace 2

         19. Tenant, its employees and agents shall not loiter in the entrance or corridors, nor in any way obstruct the sidewalks, lobby, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

         20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

         21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for such purpose at such times as Landlord shall designate.

         22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         23. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

         24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

         25. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality type, design and bulb color approved by Landlord.

         26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall nay bottles, parcels or other articles be placed on the windowsills.

         27. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

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         28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstances shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

         29. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

                                            Exhibit D - Page 3

         30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

         31. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.







                               Exhibit D - Page 4



                                       96

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                                    Exhibit E

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

         The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of February 17, 1999, by and between TOHSHIN INTERNATIONAL CORPORATION, a Hawaii Corporation, as Landlord, and the undersigned as Tenant, for Premises on the second (2nd) floor of the Office Building located at 200 South Los Robles Avenue, Pasadena, California, certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on

         3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

         6.  Base Rent became payable on                                .
                                         --------------------------------

         7.  The Lease Term expires on                                       .
                                       --------------------------------------

         8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

         9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

         10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

         11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due
through . The current monthly installment of Base Rent is $               .
                                                           ----------------

         12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

                               Exhibit E - Page 1

                                       97

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         13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         Executed at                       on the         day of
                      --------------------        -------        ---------------

                                    "Tenant":

                 BOTTOMLINE MORTGAGE, INC.,
                 a California corporation

                 By:
                      ---------------------------------------------------------

                 Its:
                       ---------------------------------------------------------

                 By:
                      --------------------------------------------------------

                 Its:
                       --------------------------------------------------------







                               Exhibit E - Page 2


                                       98

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